                      UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-12
CARBONITE, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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2017 Notice of Meeting and Proxy Statement

Two Avenue de Lafayette
Boston, Massachusetts 02111
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2017
I am pleased to invite you to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Carbonite, Inc. (the “Company”) to be held on Monday, May 8, 2017 at 9:00 a.m. Eastern Time at the Hyatt Regency, Plymouth Room, One Avenue de Lafayette, Boston, MA 02111 for the following purposes:

1. To elect two Class III directors named in this Proxy Statement to hold office until the 2020 annual meeting of stockholders or until their successors are elected and qualified;
2. To ratify the selection by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017;
3. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying materials;
4. To approve the 2017 Employee Stock Purchase Plan; and
5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 15, 2017 (the “Record Date”) are entitled to receive this notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments of such meeting.

We have elected to use the internet as our primary means of providing our proxy materials to stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. On or about March 27, 2017, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record as of the Record Date and our proxy materials are being posted on the website referenced in the Notice (www.proxyvote.com). The Notice contains instructions for voting via the internet and for accessing our proxy materials, which include our Proxy Statement and our 2016 Annual Report, including our Form 10-K for the year ended December 31, 2016 (our “2016 Annual Report”). The Notice also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of our proxy materials.

The Notice also provides the date, time, and location of the Annual Meeting; the matters to be acted upon at the Annual Meeting and the recommendation of our Board of Directors with regard to each such matter; a toll-free number, an email address, and a website where stockholders can request a paper or email copy of our proxy materials and a form of proxy relating to the Annual Meeting; information on how to electronically access the form of proxy; and information on how to attend the Annual Meeting and vote in person.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU MAY SUBMIT YOUR PROXY BY TELEPHONE OR VIA INTERNET USING THE INSTRUCTIONS ON THE NOTICE OR, IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS BY MAIL, YOU MAY ALSO VOTE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD AND RETURNING THE PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

By Order of the Board of Directors,

Danielle Sheer
General Counsel, Vice President, and Secretary
March 27, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2017

2017 Notice of Meeting and Proxy Statement

The Proxy Statement and the 2016 Annual Report are available at www.investor.carbonite.com.

2017 Notice of Meeting and Proxy Statement

Two Avenue de Lafayette
Boston, Massachusetts 02111
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2017

2017 Notice of Meeting and Proxy Statement

Proxy Summary
In this Proxy Statement, we refer to Carbonite, Inc. as the “Company,” “Carbonite,” “we,” or “us” and the Board of Directors as our “Board.” When we refer to Carbonite’s fiscal year, we mean the twelve-month period ending December 31 of the stated year. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider and you should read the entire Proxy Statement before voting.

Meeting Agenda and Voting Matters

Item	Management Proposal	Board Vote Recommendation	Page Reference (for more detail)
1	Election of two Class III directors to hold office until the 2020 annual meeting of stockholders or until their successors are elected and qualified	FOR each director nominee named in the Proxy Statement	10
2	Ratification of the selection by the Audit Committee of our Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017	FOR	24
3	Approval, on an advisory basis, of the compensation of the Company’s named executive officers	FOR	30
4	Approval of the 2017 Employee Stock Purchase Plan	FOR	50

Business Highlights

The fiscal year ended December 31, 2016 was another year of strong performance and results for Carbonite. Our fiscal 2016 highlights include the following:

•	Revenue increased by 52% over fiscal year 2015 to $207.0 million;

•	Total bookings increased by 45% over fiscal year 2015 to $209.3 million;

•	Net loss was ($4.1) million or ($.15) per share, compared to a net loss of ($21.6) million or ($0.80) per share in fiscal year 2015;

•
Non-GAAP net income was $16.4 million or $0.61 per share (basic) and $0.60 per share (diluted), compared to a non-GAAP net income of $3.2 million or $0.12 per share (basic and diluted) in fiscal year 2015;

•	We successfully closed on the acquisition of EVault, Inc. ("EVault"), and completed elements of the integration ahead of plan;

•	We significantly increased our stockholder outreach efforts, increasing the level of engagement with current and potential stockholders;

•	We returned excess cash to stockholders via a stock repurchase program; and

•
Our stock price increased approximately 70% in 2016, as compared to an approximate 7.5% increase for the NASDAQ Composite Index and an approximate 24% increase for the NASDAQ-100 Technology Sector Index.

A reconciliation of the non-GAAP financial measures included above to their most directly comparible GAAP measures can be found in Appendix A to this Proxy Statement.

2017 Notice of Meeting and Proxy Statement

Stockholder Engagement

We believe in the importance of engaging with and listening to our stockholders. In recent years we have proactively reached out to many of our largest stockholders to solicit their feedback on our executive compensation, corporate governance, or our disclosure practices. We expect to continue to engage in an open dialogue with our stockholders through a combination of email exchanges, conference calls and in-person meetings. We received valuable feedback from stockholders, as well as appreciation of our ongoing outreach efforts and acknowledgment of our increased engagement from stockholders, and we believe we have addressed many of the topics raised by our stockholders.

Changes We’ve Made in Response to Stockholder Feedback
✓	Performance-Based Equity Program for 2016
✓	Stock Ownership Guidelines for Board and Senior Executives
✓	Independent Chairman of the Board
✓	Expiration of our Rights Agreement
✓	Commitment to Ongoing Stockholder Outreach & Engagement

Corporate Governance

2017 Notice of Meeting and Proxy Statement

Members of our Board of Directors

Name and Principal Occupation	Age	Position	Director Since	Term Expires	Audit	Comp.	Nom./Gov.
David Friend * CEO of BlueArchive, Inc.	69	Director (Class III)	2005	2017
Todd Krasnow * President of Cobbs Capital, Inc.	59	Director (Class III)	2005	2017	✓	✓
Mohamad Ali President & CEO of the Company	46	President, CEO and Director (Class I)	2015	2018
Scott Daniels Former senior analyst of Shannon River Partners	51	Director (Class I)	2016	2018	✓
Jeffry Flowers CTO of BlueArchive, Inc.	63	Director (Class III)	2005	2017
Peter Gyenes Non-executive Chairman of Sophos plc.	71	Director (Class I)	2015	2018		✓	✓
Charles Kane Director and former president of One Laptop Per Child	59	Director (Class II)	2011	2019	✓		✓
Stephen Munford Director and former CEO of Sophos Ltd.	51	Chairman of the Board (Class II)	2014	2019		✓	✓

(*)	Director standing for re-election at the Annual Meeting. The Nominating and Governance Committee of the Board has initiated a search for an independent director candidate to succeed Mr. Flowers.

Information about our Board and Committees

	Number of Members	Independence	Number of Meetings During Fiscal Year 2016
Full Board	8	62.5%	7
Audit Committee	3	100%	8
Compensation Committee	3	100%	5
Nominating and Corporate Governance Committee	3	100%	4

Governance Strengths

✓	Independent Chairman of the Board
✓	Stock Ownership Guidelines for Board and Senior Executives
✓	Expiration of our Rights Agreement
✓	Standing Board Committees Comprised Solely of Independent Directors
✓	Committee Authority to Retain Independent Advisors
✓	Annual Say on Pay Vote
✓	Succession Planning Process for CEO and Senior Management
✓	Regular Executive Sessions of Board of Directors
✓	Annual Board and Committee Self-Evaluations
✓	Periodic Reviews of Committee Charters and Governance Guidelines
✓	Robust Code of Business Conduct and Ethics; Policies on Insider Trading and Related Person Transactions

2017 Notice of Meeting and Proxy Statement

Executive Compensation Highlights

We have designed our executive compensation program to align our executive compensation practices with the success of our business and stockholder returns. We do this by providing an annual cash bonus plan tied to our annual financial performance and by granting long-term equity incentives and, beginning in 2016, included performance-based equity awards as part of the annual long-term incentive awards. Since our IPO in 2011, we have continued to update our executive compensation program to remain competitive and to match the maturity, size, scale and growth of our business. See our Compensation Discussion and Analysis for more information about our executive compensation program.

Key Features of our Executive Compensation Program

What We Do:
✓
Performance-Based Equity – Beginning in 2016, a significant portion of long-term incentives for all senior management was in the form of PRSUs tied directly to stock price appreciation, in order to further align senior management compensation with stockholder returns.

✓
Linkage Between Performance Measures and Strategic and Operational Objectives – Our executive compensation program is designed to align compensation incentives with our strategic, business, and financial objectives and the long-term interests of our stockholders.

✓
Pay for Performance - A significant percentage of our targeted annual compensation is delivered in the form of variable compensation that is connected to actual performance. For 2016, variable compensation comprised approximately 35% of the targeted annual compensation for our named executive officers.

✓	Market Comparison of Executive Compensation Against a Relevant Peer Group
✓
“Double Trigger” in the Event of a Change in Control – In the event of a change in control, cash severance benefits and unvested equity awards are predominantly payable or vest upon a “double trigger” for our senior executive officers.

✓	Independent Compensation Consultant - The Compensation Committee retains its own compensation consultant to review and advise on the Company’s executive compensation program and practices.
✓	Maximum Payout Caps for Annual Cash Incentive Compensation
✓
Share Ownership Guidelines - Our Chief Executive Officer is required to hold 3x his base salary, and our other senior executive officers are required to hold 1x their base salaries, each within three years of the adoption of the guidelines or, if later, promotion or hire.

✓
Emphasis on Future Pay Opportunity vs. Current Pay Opportunity – For 2016, all our long-term incentive awards were delivered 100% in the form of equity, designed to encourage retention and stock price appreciation through RSUs and PRSUs

What We Don’t Do:
☒	No Change in Control or Perquisite Tax Gross-Ups
☒	No Excessive Severance Benefits
☒	No Service-Based Defined Benefit Pension Plan or Other Similar Benefits
☒	No Repricing of Underwater Stock Options

2017 Notice of Meeting and Proxy Statement

Recent Compensation Actions

As part of its annual compensation process, the Compensation Committee of the Board approved the following compensation decisions with respect to the named executive officers:

•
2016 Cash Bonus Plan. Under the 2016 cash bonus plan, bonuses were determined based on the Company’s performance with respect to new bookings, renewal bookings and adjusted free cash flow targets, weighted 50%, 25% and 25%, respectively. Based on the Company’s goal attainment of 94%, 101%, and 200%, respectively, the Compensation Committee certified a bonus payout of 113% of target for the participating named executive officers, as further described in the Compensation Discussion & Analysis section titled "Elements of our Executive Compensation Program".

•
2016 Equity Incentives. The 2016 annual equity program consisted of RSUs and PRSUs as part of the annual equity grants in order to better align senior management compensation with stockholder value. Under the terms of the awards granted in 2016, the PRSUs will vest if, within three years from the date of grant, the Company achieves a minimum stock price of $15.00 per share for 20 consecutive trading days, representing a 53% premium as compared to our December 31, 2015 closing stock price of $9.80 per share. On November 7, 2016, the PRSUs achieved the $15.00 trading price for 20 consecutive trading days and as such the PRSUs began to vest subject to the service-based vesting conditions set forth in the respective PRSU Agreement.

•
Executive Severance Plan. On February 1, 2016, the Compensation Committee adopted the Carbonite, Inc. Executive Severance Plan (the “Severance Plan”) for certain members of the Company’s senior executive team in order to standardize our severance benefits, and to establish a plan similar to our peers to allow us to attract and retain exemplary talent. The Severance Plan provides for the payment of severance and other benefits to eligible senior executives in the event of a termination of employment with the Company (i) by the Company other than for cause or (ii) by a senior executive for good reason within twelve (12) months following a sale event, each as defined in the Severance Plan.

2017 Notice of Meeting and Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q. When and where will the Annual Meeting be held?
A. The Annual Meeting will be held at the Hyatt Regency, Plymouth Room, One Avenue de Lafayette, Boston, MA 02111 on Monday, May 8, 2017, at 9:00 a.m. Eastern Time.

Q. Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
A. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, on or about March 27, 2017, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record as of March 15, 2017 (the “Record Date”) and our proxy materials are first being posted on the website referenced in the Notice (www.proxyvote.com). All stockholders will have the ability to access the proxy materials on the website referred in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request proxy materials by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of the Annual Meeting.

Q. Who can vote at the Annual Meeting?
A. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. There were 28,252,812 shares of common stock, par value $0.01 per share (the “Common Stock”) issued and outstanding and entitled to vote as of the close of business on the Record Date.

Q. What if my shares are registered in my name?
A. If, on the Record Date, your shares were registered directly in your name with Carbonite’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure that your vote is counted.

Q. What if my shares are registered in the name of a broker, bank or other agent?
A. If, on the Record Date, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent as to how to vote the shares of Common Stock in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank or other agent.

Q. What am I being asked to vote on?
A. You are being asked to vote FOR:

•	the election of the two Class III directors identified in this Proxy Statement to hold office until the 2020 annual meeting of stockholders or until their successors are elected and qualified;

•
the ratification of the selection by the Audit Committee of our Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017;

•	the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

•	the approval of the 2017 Employee Stock Purchase Plan.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

Q. How do I vote?
A. You may vote by mail, if you received a printed copy of the proxy materials, or follow any alternative voting procedure described on the proxy card or the Notice. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice.

For the election of directors, you may either vote “For” a nominee or you may “Withhold” your vote for a nominee. For the ratification of the selection of the Company’s independent registered public accounting firm and the advisory vote to approve named executive officer compensation, you may vote “For” or “Against” or abstain from voting.

Q. What are the voting procedures for stockholders of record?
A. If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by mail by using the accompanying proxy card if you receive your proxy materials by U.S. mail or over the internet or by telephone using the instructions on the proxy card or the Notice. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy card will be disregarded.

2017 Notice of Meeting and Proxy Statement

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote by proxy over the internet or by telephone, follow the instructions provided on the proxy card or in the Notice.

•
If you requested printed copies of the proxy materials by mail, you may vote by mail using the accompanying proxy card by completing, signing, and dating the proxy card and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Q. What are the voting procedures if my shares are registered in the name of a broker, bank or other agent?
A. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. To ensure that your vote is counted, follow the directions set forth on the voting instruction card and voting instructions that you receive. To vote in person at the Annual Meeting, you must obtain a valid proxy card from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy card.

Q. Who counts the votes?
A. Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to provide advisory, consulting and solicitation services, and to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation. If you hold your shares through a broker, your broker returns one proxy card to Broadridge on behalf of all its clients.

Q. How are votes counted?
A. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter. With respect to Proposal One, the election of the directors, the two nominees receiving the highest number of votes will be elected.

With respect to Proposal Two, Proposal Three and Proposal Four the affirmative vote of the holders of a majority in voting power of the votes cast by holders of the shares of Common Stock that are present in person or by proxy and voting on each such proposal is required for approval.

If your shares are held by a broker, bank, or other agent (that is, in “street name”) and you do not instruct the broker, bank, or other agent as to how to vote these shares on Proposals One, Three, or Four, the broker, bank, or other agent may not exercise discretion to vote on those proposals. This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal. However, “broker non-votes” will be considered present and will be counted towards determining whether or not a quorum is present. With respect to Proposal Two, the broker, bank, or other agent may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your broker, bank, or other agent so that your vote can be counted.

If stockholders abstain from voting, including brokers, banks, or other agents holding their clients’ shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will have no effect with regard to Proposals One, Two, Three or Four.

Q. How do I vote via internet or telephone?
A. You may vote by proxy via the internet or by telephone by following the instructions provided on the proxy card or in the Notice. Please be aware that if you vote by phone or over the internet, you may incur costs such as telephone and internet access charges for which you will be responsible. The internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on May 7, 2017. The giving of such a telephonic or internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Q. What if I return a proxy card but do not make specific choices?
A. If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of our Board, including “For” the election of each of the two nominees for director, “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, “For” the approval, on an advisory basis, of named executive officer compensation and "For" the approval of the 2017 Employee Stock Purchase Plan. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Q. Who is paying for this proxy solicitation?
A. This proxy solicitation is being made on behalf of our Board. We will pay for the entire cost of soliciting proxies. In addition to mailed proxy materials and proxy materials available over the internet, our directors, officers, and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners. The Company has engaged Broadridge to provide advisory, consulting and solicitation

2017 Notice of Meeting and Proxy Statement

services. The Company has agreed to pay customary compensation for such services at an initial fee of $19,000. Broadridge and our directors, officers and employees may solicit proxies by mail, in person or by telephone.

Q. What does it mean if I receive more than one set of proxy materials?
A. If you receive more than one set of proxy materials and/or Notices, your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares that you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards and/or Notices that you receive.

Q. Can I change my vote after submitting my proxy?
A. Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Carbonite’s Secretary at Two Avenue de Lafayette, Boston, Massachusetts 02111.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by such broker, bank, or other agent.

Q. When are stockholder proposals due for next year’s Annual Meeting?
A. If you are interested in submitting a proposal for inclusion in the Proxy Statement for our 2017 annual meeting, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the Proxy Statement, we must receive your stockholder proposal at the address noted below no later than November 27, 2017.

If you wish to present a proposal or nominate any candidates for election at our 2018 annual meeting, but do not wish to have the proposal or nomination considered for inclusion in the Proxy Statement and proxy card, you must give written notice to Carbonite’s Secretary at the address noted below by February 7, 2018, but no sooner than January 8, 2018. However, if the 2018 annual meeting is held before April 8, 2018 or after July 17, 2018, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2018 annual meeting and no later than the close of business on the later of (1) the 70th day prior to the 2018 annual meeting and (2) the 10th day following the date on which public disclosure of the date of the 2018 annual meeting was made. You are also advised to review our

By-Laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Any proposals, notices, or information about proposed director candidates should be sent to Carbonite’s Secretary at Two Avenue de Lafayette, Boston, Massachusetts 02111.

Q. What is the quorum requirement?
A. A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 28,252,812 shares of Common Stock outstanding and entitled to vote. Accordingly, 14,126,406 shares of Common Stock must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting present in person or represented by proxy may adjourn the Annual Meeting to another time or place.

Q. How can I find out the results of the voting at the Annual Meeting?
A. Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day on which the final results are available.

Q. Whom should I call if I have questions about the Annual Meeting or voting?
A. Please call Broadridge Financial Solutions, Inc., the firm assisting us in the solicitation of proxies, at 1-800 353-0103.

2017 Notice of Meeting and Proxy Statement

PROPOSAL ONE
ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes, with the directors in each class having a three-year term.
The Board currently consists of eight directors, divided into the three following classes:
Class I: Mohamad Ali, Scott Daniels and Peter Gyenes, whose current terms will expire at the annual meeting of stockholders to be held in 2018;
Class II: Charles Kane and Stephen Munford, whose current terms will expire at the annual meeting of stockholders to be held in 2019; and
Class III: Jeff Flowers, David Friend and Todd Krasnow, whose current terms will expire at the Annual Meeting.
Messrs. Friend and Krasnow have been nominated by our Board to serve as Class III directors and have each agreed to stand for reelection. To further maximize Board independence, Mr. Flowers, a co-founder of the Company, is not standing for reelection, and the Nominating and Corporate Governance Committee of the Board has initiated a search for an independent director candidate to succeed Mr. Flowers. Each director elected at the Annual Meeting will serve for a term ending on the date of the third annual meeting of stockholders following his election and until his successor is elected and has been qualified, or until his earlier death, resignation, or removal.

Shares represented by executed proxy cards will be voted, if authority to do so is not withheld, for the election of Messrs. Friend and Krasnow. In the event that any nominee is unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board may propose. Each of Messrs. Friend and Krasnow has agreed to serve if elected, and management has no reason to believe that any such nominee will be unable to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED IN THIS PROXY STATEMENT.

2017 Notice of Meeting and Proxy Statement

Board of Directors, Corporate Governance & Related Matters

Our Board of Directors

The principal responsibility of our Board is to hire our chief executive officer and assess the overall strategy and direction of the Company and, in so doing, serve the best interests of the Company and its stockholders. The Company’s Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes, with the directors in each class serving a three-year term. There are currently eight directors on the Board. The following table sets forth, for our current directors, information with respect to their principal occupations, ages, positions/offices held with the Company, tenure, term of office and committee membership.

					Committees
Name and Principal Occupation	Age	Position	Director Since	Term Expires	Audit	Comp.	Nom./Gov.
David Friend CEO of BlueArchive, Inc.	69	Director (Class III)	2005	2017
Todd Krasnow President of Cobbs Capital, Inc.	59	Director (Class III)	2005	2017	✓	✓
Mohamad Ali President & CEO of the Company	46	President, CEO and Director (Class I)	2015	2018
Scott Daniels Former Senior Analyst of Shannon River Partners	51	Director (Class I)	2016	2018	✓
Jeffry Flowers CTO of BlueArchive, Inc.	63	Director (Class III)	2005	2017
Peter Gyenes Non-executive Chairman of Sophos plc.	71	Director (Class I)	2015	2018		✓	✓
Charles Kane Director and former president of One Laptop Per Child	59	Director (Class II)	2011	2019	✓		✓
Stephen Munford Director and former CEO of Sophos Ltd.	51	Director (Class II)	2014	2019		✓	✓

Set forth below is biographical information for each of the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve as directors. Mr. Flowers is not standing for reelection.

2017 Notice of Meeting and Proxy Statement

Director Biographies and Qualifications

Directors Nominated by the Board for Election

David Friend Age: 69	Carbonite Committees: None	Other Public Directorships: None

David Friend has served as a member of our Board since he co-founded our Company with Mr. Flowers in February 2005. Since March 2016, Mr. Friend has served as the chief executive officer and as a member of the board of directors of BlueArchive, Inc., a provider of cloud data archiving. Previously, Mr. Friend served as our chief executive officer from February 2005, as our President from February 2005 to September 2007 and again from August 2010 to December 2014. On December 3, 2014, Mr. Friend resigned as President and Chief Executive Officer of the Company and became Executive Chairman of the Board. Mr. Friend served as Executive Chairman of the Board from December 2014 to February 2016. From March 1999 through March 2002, Mr. Friend co-founded with Mr. Flowers and served as chief executive officer and president of Sonexis, Inc., a software company providing audio-conferencing services and served as a director of Sonexis from March 1999 through August 2004. From June 1995 through December 1999, Mr. Friend co-founded with Mr. Flowers and served as chief executive officer and as a director of FaxNet Corporation, a supplier of messaging services to the telecommunications industry. Prior to that time, Mr. Friend co-founded Pilot Software, Inc., a software company, with Mr. Flowers in 1983. Previously, Mr. Friend founded Computer Pictures Corporation, a software company whose products applied computer graphics to business data, and served as president of ARP Instruments, Inc., an audio hardware manufacturer. Mr. Friend served as a director of GEAC Computer Corporation Ltd., a publicly-traded enterprise software company, from October 2001 to October 2006, and currently serves as a director of CyraCom International, Inc., DealDash Oyj, and Netblazr, Inc. Mr. Friend holds a B.S. in Engineering from Yale University.

Skills and Qualifications Board Experience: Current director of Carbonite, Inc.; BlueArchive, Inc.; CyraCom International, Inc.; Netblazr, Inc.; and DealDash Oyj.
Senior Leadership Experience: Currently the Chief Executive Officer of BlueArchive, Inc. Formerly the Chief Executive Officer and President of Carbonite, Inc.; Co-Founder and Chief Executive Officer of Sonexis, Inc.; Co-Founder and Chief Executive Officer of FaxNet Corporation.

Todd Krasnow Age: 59	Carbonite Committees: Chair, Compensation Committee; Member, Audit Committee	Other Public Directorships: Tile Shop Holdings, Inc.

Todd Krasnow has served on our Board since September 2005 and served as our lead independent director from April 2011 to December 2016. Mr. Krasnow has served as the president of Cobbs Capital, Inc., a private consulting company, since January 2005, and as marketing domain expert with Highland Consumer Fund, a venture capital firm, since June 2007. Previously, Mr. Krasnow was the chairman of Zoots, Inc., a dry cleaning company from June 2003 to January 2008 and chief executive officer of Zoots, Inc. from February 1998 to June 2003. He served as the executive vice president of sales and marketing of Staples, Inc. from May 1993 to January 1998 and in other sales and marketing positions for Staples, Inc. from March 1986 to May 1993. Mr. Krasnow is a director of Tile Shop Holdings, Inc. (NASDAQ: TTS), a publicly-traded retailer of tile and stone, and is chairman of the Tile Shop Holdings’ compensation committee. Mr. Krasnow is also a director of Ecentria, a privately held online marketer of optical, outdoor, and camping gear, and Bakkavor, a UK-based, privately owned, maker of fresh prepared meals.  Mr. Krasnow holds an M.B.A. from the Harvard University Graduate School of Business and an A.B. in Chemistry from Cornell University.

Skills and Qualifications Board Experience: Current director of Carbonite, Inc.; Tile Shop Holdings, Inc.; Ecentria; and Bakk A1 Holdings, Ltd. Former chairman of Zoots, Inc.	Senior Leadership Experience: Currently the President of Cobbs Capital, Inc. Formerly the Chief Executive Officer of Zoots, Inc.; and Vice President of Sales and Marketing of Staples, Inc.

2017 Notice of Meeting and Proxy Statement

Continuing Directors

Mohamad Ali Age: 46	Carbonite Committees: Other Public Directorships: None iRobot Corporation

Mohamad Ali was appointed as President and Chief Executive Officer, effective as of December 3, 2014, and as a Class I director of the Company, effective as of January 8, 2015. He served as chief strategy officer of Hewlett-Packard, an information technology company, from August 2012 to December 2014. From April 2012 to August 2012, Mr. Ali served as chief executive officer of the Workforce Optimization division of Aspect Software, a provider of business communications solutions and services. From April 2011 to April 2012, Mr. Ali served as senior vice president and president of the global services business of Avaya Corporation, a provider of business collaboration and communications solutions, and from July 2009 to March 2011 he served as Avaya’s senior vice president of corporate development and strategy. From January 1996 to July 2009, Mr. Ali served in various roles at IBM, including vice president of business and strategy for the information management division from 2005 to 2009. Mr. Ali currently serves as a director of iRobot Corporation (NASDAQ: IRBT). Mr. Ali holds a B.S. in Computer Engineering, a B.A. in History and a Master of Science in Electrical Engineering from Stanford University.

Skills and Qualifications

Board Experience: Current director of Carbonite, Inc., iRobot Corporation, and two nonprofits, Oxfam America and Massachusetts Technology Leadership Council. Former director of City National Corporation and City National Bank.
Senior Leadership Experience: Current Chief Executive Officer of Carbonite, Inc.; former Chief Strategy Officer of Hewlett-Packard; President of Avaya Global Services; and Senior executive at IBM.

Scott Daniels Age: 51	Carbonite Committees: Member, Audit Committee	Other Public Directorships: None

Scott Daniels has served on our Board since January 2016. Mr. Daniels served as a senior analyst of Shannon River Partners, a private hedge fund focused on technology, media and communications companies, from July 2013 to April 2014. From November 2005 to July 2013, Mr. Daniels served as a senior analyst and partner of S Squared Technology, a technology investment fund where he evaluated and invested in multiple publicly traded small and midsized emerging growth technology companies around the world. Prior to S Squared Technology, Mr. Daniels served in various analyst roles covering technology and software companies. Mr. Daniels holds an M.B.A from Columbia Business School and a B.A. in English Literature from University of Pennsylvania.

Skills and Qualifications Board Experience: Current director of Carbonite, Inc.	Senior Leadership Experience: Formerly a Senior Analyst of Shannon River Partners, and a Senior Analyst and Partner of S Squared Technology.

2017 Notice of Meeting and Proxy Statement

Peter Gyenes Age: 71	Carbonite Committees: Chair, Nominating & Governance Committee; Member, Compensation Committee	Other Public Directorships: Sophos plc.; Pegasystems Inc.; RealPage, Inc.

Peter Gyenes has served on our Board since April 2015. Mr. Gyenes has served as the non-executive Chairman of the board of directors of Sophos plc. (LSE: SOPH), a global security software company, since July 2015, lead independent director from September 2012 to July 2015, and as non-executive chairman from May 2006 to September 2012. Mr. Gyenes served as Chairman and Chief Executive Officer of Ascential Software Corporation (NASDAQ: ASCL), a market leader in data integration software, and its predecessor companies VMark Software, Ardent Software and Informix from 1996 until it was acquired by International Business Machines Corporation in 2005. Mr. Gyenes served on the board of Applix (NASDAQ: APLX) a provider of business analytics software solutions, from 2000 until it was acquired by Cognos Incorporated in 2007, and on the board of webMethods Inc., a leading provider of infrastructure software, from 2005 until it was acquired by Software AG in 2007. Mr. Gyenes also served on the board of BladeLogic Inc. (NASDAQ: BLOG) from 2006 until it was acquired by BMC Software, Inc. in 2008. Mr. Gyenes also served on the board of directors of Netezza Corporation (NYSE: NZ) from 2008 until it was acquired by International Business Machines Corporation in 2010. Mr. Gyenes also served on the board of Lawson Software, Inc. (NASDAQ: LWSN) from 2006 until it was acquired by Infor in July 2011 and on the board of EnerNOC, Inc. (NASDAQ: ENOC) from 2013 to 2015. From 2009 to 2015, Mr. Gyenes also served on the board of directors of Cimpress NV (NASDAQ: CMPR). From May 2008 through January 2017, Mr. Gyenes served on the board of directors of IntraLinks Holdings, Inc. (NYSE: IL). He currently serves on the boards of directors of Pegasystems Inc. (NASDAQ: PEGA), RealPage, Inc. (NASDAQ: RP), and serves as trustee emeritus of the Massachusetts Technology Leadership Council. Mr. Gyenes received his B.A. in mathematics and his M.B.A. in marketing from Columbia University.

Skills and Qualifications

Board Experience: Current director of Carbonite, Inc.; Chairman of the Board of Sophos plc.; Pegasystems Inc.; RealPage, Inc. and Epicor Software Corporation. Former director of IntraLinks Holding, Inc.; Ascential Software Corporation; Applix; webMethods Inc.; BladeLogic, Inc.; Netezza Corporation; Lawson Software, Inc.; and EnerNOC, Inc.

Senior Leadership Experience: Currently the non-executive Chairman of the board of directors of Sophos, plc. Formerly the lead independent director of Sophos plc., and Chief Executive Officer of Ascential Software Corporation.

Charles Kane Age: 59	Carbonite Committees: Chair, Audit Committee; Member Nominating & Governance Committee	Other Public Directorships: Progress Software Corporation; Realpages, Inc.

Charles Kane has served on our Board since July 2011. Since November 2006, Mr. Kane has served as a director of One Laptop Per Child, a non-profit organization that provides computing and internet access for students in the developing world, for which he also served as president and chief operating officer from March 2008 to July 2009. From July 2007 to March 2008, Mr. Kane served as executive vice president and chief administrative officer of Global BPO Services Corp., a special purpose acquisition corporation, and from August 2007 to March 2008, as chief financial officer of Global BPO. From May 2006 to October 2006, he served as chief financial officer of RSA Security Inc., a provider of e-security solutions. From July 2003 to May 2006, Mr. Kane served as chief financial officer of Aspen Technology, Inc., a provider of supply chain management software and professional services. Earlier in his career, Mr. Kane served as president and chief executive officer of Corechange, Inc., an enterprise software company, and as chief financial officer of Informix Software, Inc., a provider of database management systems. Mr. Kane also held financial positions with Stratus Computer, Inc., Prime Computer Inc. and Deloitte & Touche LLP. Since November 2006, Mr. Kane has served as a member of the board of directors and as chairman of the audit committee of Progress Software Corporation (NASDAQ: PRGS), a publicly-traded provider of infrastructure software. Since May 2010, he has served as a member of the board of directors and as chairman of the audit committee of Demandware, Inc., a provider of e-commerce solutions, and since November 2011 he has served as a member of the board of directors and as chairman of the audit committee of RealPages, Inc. (NASDAQ: RP), a publicly-traded provider of software solutions for the rental housing industry. Since October 2012 Mr. Kane has served as a member of the board of directors and as chairman of the audit committee of PhotoBox LTD, an online digital photo service provider. Mr. Kane holds a B.B.A. in Accounting from the University of Notre Dame, an M.B.A. in International Finance from Babson College, and is senior lecturer of International Finance at the Massachusetts Institute of Technology Sloan School of Management.

Skills and Qualifications

Board Experience: Current director of Carbonite, Inc.; One Laptop Per Child; Progress Software Corporation; Demandware, Inc.; RealPages, Inc.; and PhotoBox Ltd. Former director of Borland Software Corp.; Netezza Corporation; and Applix Inc.

Senior Leadership Experience: Currently a Senior lecturer of International Finance at the Massachusetts Institute of Technology Sloan School of Management. Former President and Chief Operating Officer of One Laptop Per Child; Chief Financial Officer of Global BPO Services; Chief Financial Officer of RSA Security, Inc.; and Chief Financial Officer of Aspen Technology, Inc. Corp.,

2017 Notice of Meeting and Proxy Statement

Stephen Munford Age: 50	Independent Chairman of the Board Carbonite Committees: Member, Compensation Committee; Member, Nominating & Governance Committee	Other Public Directorships: Sophos Group plc.

Stephen Munford has served on our Board since January 2014 and as chairman of the Board since March 2016. From May 2005 to September 2012, Mr. Munford served as chief executive officer of Sophos Group plc. (LSE: SOPH) a developer and vendor of security software and as a director since September 2012. From September 2012 to June 2015, Mr. Munford served as the non-executive chairman of Sophos’ board of directors. Mr. Munford also serves on the board of directors of Elastic Path Software Inc., a developer and vendor of e-commerce software; Quick Mobile, a provider of mobile solutions for events; Alertlogic, a leader in security and compliance solutions for the cloud; Teradici Corporation, a secure virtual workspace leader; Apica Networks, network monitoring and performance testing and NetMotions, Inc., a provider of secure VPN. Mr. Munford holds a B.A. in Economics from the University of Western Ontario and an M.B.A. from Queen’s University.

Skills and Qualifications

Board Experience: Current director of Carbonite, Inc.; Sophos Group plc.; director of Elastic Path Software, Inc.; Quick Mobile; Alertlogic, Teradici Corporation; Apic Networks and NetMotions, Inc. Former director of Core Security Inc., Wurltech Inc. and Utimaco
Senior Leadership Experience: Former Chief Executive Officer of Sophos Group plc.

2017 Notice of Meeting and Proxy Statement

Board Leadership Structure & Governance

Independent Chairman of the Board

To strengthen our corporate governance practices, in early 2016, the Board appointed a non-executive Chairman, a position currently held by Mr. Munford. This position is independent from management. The Chairman presides over the Board meetings. Mr. Ali, our Chief Executive Officer, is a member of our Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company because it allows for independent oversight of management, increases management accountability, and encourages an objective evaluation of management’s performance relative to compensation. In addition to our independent Chairman of the Board, five of our eight current directors are independent under the listing requirements of The NASDAQ Stock Market (“NASDAQ”), and all of the members of the Audit Committee, Nominating & Corporate Governance Committee, and Compensation Committee are independent directors pursuant to the listing requirements and rules of NASDAQ and other applicable laws, rules and regulations.
Resources

Good corporate governance is important to ensure that the Company is managed for the long‑term benefit of its stockholders and to enhance the creation of long‑term stockholder value. Each year, the Board or one of its committees reviews the written charters for each of the Board’s standing committees and our Code of Business Conduct and Ethics. The current versions of each of these documents is available by visiting the Corporate Governance section of our website at http://investor.carbonite.com/governance.cfm, or by requesting a copy in print without charge upon written request to our Secretary.

Independence of Our Board of Directors

As required under the rules and regulations of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors. Our Board, in consultation with our counsel, has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, our Board has determined that Messrs. Daniels, Gyenes, Kane, Krasnow, and Munford, representing five of our eight current directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NASDAQ. There are no family relationships among any of our directors, director nominees, or named executive officers. In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining each non-employee director’s independence, including the beneficial ownership of our capital stock by each non-employee director. Because it is not possible to anticipate or explicitly provide for all circumstances that might signal potential conflicts of interest or bear on the materiality of a director’s relationship with the Company, our Board, when making its “independence” determinations, prefers to broadly consider all relevant facts and circumstances, including, without limitation, applicable independence standards promulgated by NASDAQ.

Code of Business Conduct & Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that is applicable to all of our directors, officers and employees. The Code includes standards and procedures for reporting and addressing potential conflicts of interest, the accuracy of the Company’s financial records, corporate opportunities and insider information, as well as a general code of conduct that provides guidelines regarding how to conduct business in an ethical manner. A copy of the Code is available on our website on the investor relations page at http://investor.carbonite.com/governance.cfm. Any waivers of the Code for directors or executive officers, or any amendments to the Code, shall be posted on the Company’s website within four business days of such amendments or waivers, as the case may be and, to the extent required by the listing standards of NASDAQ, by filing a Current Report on Form 8-K with the SEC, disclosing such information.
Board Responsibility; Risk Oversight

Our Board is responsible for, among other things:

•	oversight of our business;

•	review of the performance of our chief executive officer; and

•	review and approval of our significant financial objectives, plans, and actions.

2017 Notice of Meeting and Proxy Statement

The Board conducts an annual self-evaluation, a review of the committee structure, and an assessment of its compliance with our governance principles. In fulfilling our Board’s responsibilities, directors have full access to our management and independent advisors.

While the Audit Committee is primarily responsible for overseeing our risk management function, our entire Board is actively involved in risk management oversight. For example, our Board engages in periodic discussions with such company executive officers as our Board deems necessary, including the chief executive officer, independent chairman, chief financial officer and general counsel. In addition, our Compensation Committee reviews compensation policies and practices as they relate to risk management practices and risk-taking incentives. We believe that the leadership structure of our Board supports effective risk management oversight.

Risk Assessment and Compensation Practices

Our Compensation Committee has reviewed our compensation policies and practices for our employees as they relate to our risk management and, based upon this review, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future.

Specifically, we believe that the elements of our compensation programs do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount. A significant portion of the compensation provided to our executive officers, and a material amount of the compensation provided to other employees, is in the form of equity awards that help align executive officer and employee interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price, and because awards are staggered and subject to long-term vesting schedules that help ensure that executive officers and employees have a meaningful amount of compensation tied to long-term stock price performance.
Board Committees
Our Board has established the following committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

	Audit	Compensation	Nominating & Corporate Governance
David Friend
Todd Krasnow	M	Ch
Mohamad Ali
Scott Daniels	M
Jeffry Flowers
Peter Gyenes		M	Ch
Charles Kane	Ch		M
Stephen Munford (IC)		M	M
IC = Independent Chairman of the Board  Ch = Committee Chair   M = Committee Member
Audit Committee
Our Audit Committee oversees our accounting and financial reporting process, the audit of our financial statements, and our internal control processes. Among other matters, the Audit Committee:

•	evaluates the independent registered public accounting firm's qualifications, independence, and performance;

•	determines the engagement, retention, and compensation of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

2017 Notice of Meeting and Proxy Statement

•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements, including the disclosures in our annual and quarterly reports filed with the SEC;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	reviews our risk assessment and risk management processes;

•	establishes procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls, or audit matters;

•	monitors the rotation of partners of the independent registered public accounting firm on the Carbonite engagement team as required by law;

•	reviews our critical accounting policies and estimates; and

•
oversees any internal audit function. Additionally, the Audit Committee reviews and approves related person transactions and reviews and evaluates, on an annual basis, the Audit Committee charter and the committee’s performance.

The current members of our Audit Committee are Messrs. Daniels, Kane and Krasnow, with Mr. Kane serving as the chair of the committee. All members of our Audit Committee serving since the beginning of the last fiscal year meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Mr. Kane is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Messrs. Daniels, Kane and Krasnow are independent as defined under the applicable rules and regulations of the SEC and NASDAQ. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ, a copy of which is posted on our website at http://investor.carbonite.com/governance.cfm.

Compensation Committee
Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our executive officers and employees. Among other matters, the Compensation Committee:

•
annually reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations;

•	administers the issuance of stock options and other awards under our equity compensation plans; and

•	reviews and evaluates, on an annual basis, the Compensation Committee charter and the committee’s performance.
For a description of the Compensation Committee’s processes and procedures, including the roles of our executive officers and independent compensation consultants in the Compensation Committee’s decision-making process, see the section entitled “Compensation Discussion and Analysis” below. Pursuant to its charter and to the extent permitted by applicable law and regulation, the Compensation Committee may delegate any of its authority to a subcommittee or single member of the Compensation Committee, except where it would interfere with the compensation safe harbors afforded by Section 162(m) of the Internal Revenue Code or Section 16(b) of the Exchange Act. Further, to the extent permitted by applicable law and the provisions of any equity-based plan, the Compensation Committee may delegate to one or more of the Company’s executive officers the power to grant options, stock, or other equity rights to employees of the Company who are not directors or executive officers of the Company.

The current members of our Compensation Committee are Messrs. Gyenes, Krasnow and Munford, with Mr. Krasnow serving as the chair of the committee. All of the members of our Compensation Committee serving since the beginning of the last fiscal year are independent under the applicable rules and regulations of the SEC, NASDAQ, and Section 162(m) of the Internal Revenue Code. The Compensation Committee operates under a written charter, a copy of which is posted on our website at http://investor.carbonite.com/governance.cfm.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for making recommendations regarding corporate governance; identification, evaluation and nomination of candidates for directorships; and the structure and composition of our Board and committees of our Board. In addition, the Nominating and Corporate Governance Committee:

•	approves our committee charters;

•	oversees compliance with our code of business conduct and ethics;

2017 Notice of Meeting and Proxy Statement

•	contributes to succession planning;

•	reviews actual and potential conflicts of interest of our directors and officers other than related person transactions reviewed by the Audit Committee;

•	oversees our Board self-evaluation process;

•	is responsible for making recommendations regarding non-employee director compensation to the full Board; and

•	reviews and evaluates, on an annual basis, the Nominating and Corporate Governance Committee charter and the committee’s performance.

The current members of our Nominating and Corporate Governance Committee are Messrs. Gyenes, Kane and Munford, with Mr. Gyenes serving as the chair of the committee. All of the members of our Nominating and Corporate Governance Committee serving since the beginning of the last fiscal year are independent under the applicable rules and regulations of NASDAQ. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is posted on our website at http://investor.carbonite.com/governance.cfm.

Criteria and Procedures for Director Nominations

In selecting director candidates, the Nominating and Corporate Governance Committee and our Board consider whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by our Board. In this respect, the Nominating and Corporate Governance Committee and our Board consider, among other qualifications: experience; background; judgment; integrity; understanding of the Company’s business environment; personal accomplishment; diversity of viewpoint, experience, education, skill, race, gender and/or national origin; experience in corporate management or as an officer or director of another publicly held company; and willingness to devote adequate time to Board duties. In evaluating candidates for nomination to our Board, the Nominating and Corporate Governance Committee shall take into account NASDAQ listing rules and any other applicable law, regulation or rule. Other than the foregoing, there are no minimum criteria for director nominees, and the Nominating and Corporate Governance Committee may consider such other qualifications as it may deem appropriate. The Board evaluates each individual in the context of our Board as a whole, with the objective of recommending a group that can best achieve the success of the Company's business and represent stockholder interests through the exercise of sound judgment.

Potential director candidates will be discussed by the Nominating and Corporate Governance Committee and proposed for nomination by the entire Board. The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue in service. Current members of our Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for nomination, balancing the value of continuity of service with that of obtaining a new perspective. If any member of our Board did not wish to continue in service or if the Nominating and Corporate Governance Committee decided not to nominate a member for reelection, the Nominating and Corporate Governance Committee would identify the desired skills and experience of a new nominee based on the criteria listed above. Executive search firms may be retained to identify individuals that meet the criteria of the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to nominate an individual for election to our Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the applicable annual meeting is more than 30 days before or more than 70 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not less than 70 days and not more than 120 days prior to the date of such annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times and in the forms required under our By-Laws. As set forth in our By-Laws, submissions must include the name and address of the proposed nominee and information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act. Our By-Laws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for a director review a copy of our By-Laws, as amended and restated to date, which are available, without charge, from our Secretary, at Two Avenue de Lafayette, Boston, Massachusetts 02111.

2017 Notice of Meeting and Proxy Statement

Compensation Committee Interlocks and Insider Participation
Mr. Gyenes, Mr. Krasnow and Mr. Munford served as members of our Compensation Committee during our last completed fiscal year.

Neither Mr. Gyenes, Mr. Krasnow nor Mr. Munford (a) are, or have at any time during the past year been, officers or employees of ours, (b) were formerly officers of ours, or (c) have had any relationship requiring disclosure by us under Item 404 of Regulation S-K.

None of our executive officers currently serves, or in the past year has served, as a member of our Board or Compensation Committee (or other Board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee, except that Mr. Friend served as the chairman of the board of directors of Storiant, Inc. from May 2012 to January 2016, an entity of which Mr. Flowers was the founder and chief executive officer until its dissolution in January 2016.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
Our Board met seven (7) times during the last fiscal year. The Audit Committee met eight (8) times, the Compensation Committee met five (5) times, and the Nominating and Corporate Governance Committee met four (4) times during the last fiscal year. During 2016, each Board member attended 75% or more of the aggregate of the meetings of our Board and of the committees on which each served. We encourage all of our directors and nominees for director to attend our annual meetings of stockholders; however, attendance is not mandatory. Three of our directors attended our 2016 annual meeting of stockholders.

Stockholder Communications with the Board of Directors
Stockholders and other interested parties who would like to communicate with an individual director, our Board as a group, or a specified Board committee or group, including the independent directors as a group, may do so by writing to them by mail, c/o Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts 02111-Attention: Secretary. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. Communications also may be referred to other departments within the Company. Any such communication is then distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that are primarily commercial in nature, communications that are related to an improper or irrelevant topic, or communications that request general information about the Company.

Certain Relationships And Related Transactions

There were no transactions (or proposed transactions) or series of similar transactions, during our last fiscal year to which we were a participant or will be a participant in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors or director nominees, executive officers, holders of more than 5% of our Common Stock, or any member of their respective immediate families, had or will have a direct or indirect material interest.

Policies and Procedures for Related Person Transactions
Our Board has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy is administered by our Audit Committee and covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which (i) we were or are to be a participant, (ii) the amount involved exceeds $50,000 and (iii) a related person had or will have a direct or indirect material interest. While the policy covers related person transactions in which the amount involved exceeds $50,000, the policy states that related person transactions in which the amount involved exceeds $120,000 are required to be disclosed in applicable filings as required by the Securities Act of 1933, as amended (the “Securities Act”), Exchange Act, and related rules. Our Board set the $50,000 threshold for approval of related person transactions in the policy at an amount lower than that which is required to be disclosed under the Securities Act, Exchange Act, and related rules because we believe that a greater level of scrutiny is appropriate for our Audit Committee in reviewing transactions or potential transactions with related persons. Pursuant to this policy, our Audit Committee will (i) review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the

2017 Notice of Meeting and Proxy Statement

transaction, and (ii) take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics. Management will present to our Audit Committee each proposed related person transaction, including all relevant facts and circumstances relating thereto, and will update the Audit Committee as to any material changes to any related person transaction. All related person transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Certain types of transactions have been exempted from this policy. These exempted transactions include: (i) certain compensation arrangements; (ii) transactions in the ordinary course of business where the related party’s interest arises only (a) from his or her position as a director of another entity that is party to the transaction, (b) from an equity interest of less than 5% in another entity that is party to the transaction, or (c) from a limited partnership interest of less than 5%, subject to certain limitations; and (iii) transactions in the ordinary course of business where the interest of the related party arises solely from the ownership of a class of equity securities in the Company where all holders of such class of equity securities will receive the same benefit on a pro rata basis. No director may participate in the approval of a related person transaction for which he or she is a related party.

2017 Notice of Meeting and Proxy Statement

DIRECTOR COMPENSATION
Overview of Director Compensation Program

We use a combination of cash and stock-based compensation to attract and retain qualified persons to serve on our Board of Directors. The form and amount of director compensation is determined by our Board. We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending Board and committee meetings. Mr. Ali, a member of our Board and the Company's President and Chief Executive Officer, does not receive any additional compensation for his service on our Board. The compensation that we pay to Mr. Ali is discussed in the “Compensation Discussion and Analysis” section beginning on page 31.

Director Cash Compensation
In 2016, non-employee directors received cash compensation for their services as members of our Board, as follows:

Non-Employee Chairman of the Board Fee	$20,000
Lead Director Annual Retainer Fee	$15,000
Annual Retainer Fee (Non-Employee Directors other than Lead Director)	$35,000
Special Advisor Fee	$15,000
Audit Committee Chairperson	$15,000
Compensation Committee Chairperson	$10,000
Nominating and Corporate Governance Committee Chairperson	$6,000
Audit Committee Members	$7,500
Compensation Committee Members	$5,000
Nominating and Corporate Governance Committee Members	$3,000

Director Stock-Based Compensation

Each newly elected or appointed non-employee director receives an initial grant of $150,000 in value of restricted shares, when he or she joins our Board, which vests annually and are settled in shares of Common Stock. Thereafter, on the date of each annual meeting of stockholders, each non-employee director receives an annual grant of $125,000 in value of restricted shares, which vests upon the earlier of (i) the date of the next annual meeting of stockholders, or (ii) upon the one-year anniversary of the date of grant, and are settled in shares of Common Stock. All such restricted shares are subject to the continued service by the non-employee director on our Board, and automatically vest in full and become exercisable immediately prior to a change in control of the Company.

Director Ownership Guidelines

On February 1, 2016, the Board approved stock ownership guidelines for the Board and senior executives.  The Board believes that significant stock ownership by Board members and Section 16 officers of the Company further aligns their interests with the interests of the Company’s stockholders. The ownership guidelines provide that within three (3) years after (i) the effective date of the guidelines or (ii) joining the Board, each non-management Board member must own shares of the Company’s common stock having a value, at a minimum, of three times the annual cash retainer for service on the Board as established from time to time by the Board. Shares that count toward this ownership guideline include shares owned outright in the Board member’s name and shares held in trust for the member’s benefit or the benefit of the member’s immediate family. Shares that do not count toward this ownership guideline include unexercised stock options and shares of restricted stock for which restrictions have not yet lapsed (unvested restricted stock). A non-management Board member will not be permitted to sell shares of the Company’s common stock (using established pre-clearance procedures) unless such Board member’s holdings of the Company’s common stock meet the minimum ownership guideline established above.

2017 Notice of Meeting and Proxy Statement

2016 Director Compensation Table
The following table provides information concerning the compensation earned by each of our non-employee directors for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)(1)	Option Awards($)	All Other Compensation	Total ($)
Scott Daniels	42,157	245,245	—	—	287,402
Jeffry Flowers	35,000	124,995	—	—	159,995
David Friend (2)	35,000	156,241	—	15,000	206,241
Peter Gyenes	46,000	124,995	—	—	170,995
Charles Kane	53,000	124,995	—	—	177,995
Todd Krasnow	67,500	124,995	—	—	192,495
Stephen Munford	63,000	124,995	—	—	187,995

(1)
The amounts reported in this column represent the aggregate grant date fair value of stock and option awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”), except that no forfeiture assumptions were included in this calculation. See Note 10 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating these amounts. Note that amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the recipients of these stock awards.

(2)	Mr. Friend received a special advisor fee in 2016 in connection with additional services to the Company related to the Company's corporate development activities.

The following table shows the aggregate number of stock awards and stock option awards held as of December 31, 2016 by each of our non-employee directors who served during 2016:

Name	Stock Awards (#)	Option Awards (#)
Scott Daniels	22,616	—
Jeffry Flowers	13,991	35,500
David Friend	16,551	91,125
Peter Gyenes	19,491	9,000
Charles Kane	13,991	56,500
Todd Krasnow	13,991	60,500
Stephen Munford	13,991	43,000

2017 Notice of Meeting and Proxy Statement

PROPOSAL TWO
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board may engage Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and is seeking ratification of such selection by our stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the fiscal year ended December 31, 2006. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our By-Laws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

2017 Notice of Meeting and Proxy Statement

Audit-Related Matters

Report of the Audit Committee of the Board of Directors
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://investor.carbonite.com/governance.cfm. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Carbonite’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2016.
The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard (AS) 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee discussed with Ernst & Young LLP their independence and received from Ernst & Young LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. The Committee has also considered whether, and to what extent, if any, the fact that Ernst & Young & Young LLP may, from time to time, provide non-audit services to the Company, is compatible with maintaining the auditor’s independence and has discussed this with Ernst & Young LLP. Finally, the Audit Committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee recommended to our Board that such audited consolidated financial statements be included in our Form 10-K for the year ended December 31, 2016. The Audit Committee also may engage Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and is seeking ratification of such selection by the stockholders.

Audit Committee
Charles Kane, Chair
Todd Krasnow
Scott Daniels
Principal Accountant Fees and Services
The following table provides a summary of fees for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2016 and 2015. All services and fees described below were approved by our Audit Committee.

	Fiscal Year Ended December 31,
	2016	20155
Audit Fees	$1,911,073	$1,002,728
Audit-Related Fees	$1,733,000	$354,340
Tax Fees	—	—
All Other Fees	$2,790	—
Total Fees	$3,646,863	$1,357,068

Audit Fees
Audit fees of Ernst & Young LLP during the 2016 and 2015 fiscal years include the aggregate fees incurred for the audits of our annual consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of each interim consolidated financial statements included in our quarterly reports, and other matters related to our SEC compliance and filings.

Audit-Related Fees

Audit-related fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In fiscal year

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2016, these fees related to historical audits and reviews, acquisition accounting, due diligence and other services in connection with our acquired businesses.

All Other Fees
All other fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. These fees consisted of an amount paid for the use of an online accounting research tool.

Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee approved all audit and other services provided by Ernst & Young LLP for fiscal years 2016 and 2015 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.

2017 Notice of Meeting and Proxy Statement

EXECUTIVE OFFICERS
The following is biographical information for our current executive officers other than Mr. Ali.

Name	Age	Position
Anthony Folger	45	Chief Financial Officer and Treasurer
Norman Guadagno	53	Senior Vice President of Marketing
Paul Mellinger	55	Senior Vice President of Global Sales
Danielle Sheer	36	General Counsel, Vice President, and Secretary
Deepak Mohan	55	Senior Vice President of Products & Engineering

Anthony Folger Age: 45

Skills and Qualifications
Senior Leadership Experience: More than 20 years of experience in finance and global operations and more than 10 years of senior leadership experience with high growth, global technology companies.

Anthony Folger has served as our Chief Financial Officer and Treasurer since January 2013 and oversees our customer facing and business operations including customer support, data center operations, finance, investor relations, corporate development, information technology, business analytics and human resources.

From June 2006 to December 2012, Mr. Folger held senior leadership positions at Acronis AG, a leading provider of backup, disaster recovery and secure access solutions, including Chief Financial Officer from October 2008 to December 2012. Prior to Acronis, Mr. Folger held senior finance positions at Starent Networks Corp., an information technology products company, served as an audit manager at PricewaterhouseCoopers LLP and as corporate controller of Marketmax, Inc., a provider of planning software for the retail industry, and of Habama Inc., a software company, from July 2000 to July 2001.  Mr. Folger began his career in various audit-related capacities at Deloitte & Touche, LLP.

Mr. Folger holds a B.A. in Accounting and Economics from The College of the Holy Cross, and he is a Certified Public Accountant.

Norman Guadagno Age: 53

Skills and Qualifications
Senior Leadership Experience: More than a decade of experience at technology companies and specialized marketing agencies has enabled Mr. Guadagno to bring deep strategic, marketing, and technology insight to Carbonite. He has brought billion dollar products to market and created dozens of value-creating marketing programs. In 2015, he was named by Brand Quarterly Magazine as one of the top 50 over 50 marketing thought leaders in the world.

Norman Guadagno has served as our Senior Vice President of Marketing since January 6, 2016. He has direct responsibility over global marketing, brand strategy and product marketing, and oversees a multifunctional team managing all operational execution areas of the unit. Prior to Carbonite, Mr. Guadagno served as Senior Vice President of Marketing Strategy for Wire Stone, LLC ("Wire Stone"), an independent digital marketing agency, from July 2015 to December 2015, Vice President of Client Engagement from February 2014 to July 2015, Managing Director from March 2012 to February 2014, and Solution Architect from February 2011 to March 2012. Prior to Wire Stone, Mr. Guadagno served as a Principal for Methodologie, Inc. (“Methodologie”), a design and

2017 Notice of Meeting and Proxy Statement

communications strategy firm, from October 2009 to December 2010, where he was responsible for client strategy and account growth. Prior to Methodologie, Mr. Guadagno held various roles at Microsoft Corporation (“Microsoft”) where he led various marketing and strategy teams, and was responsible for the Application Lifecycle Management (ALM) business with revenue, adoption and field satisfaction targets.

Mr. Guadagno holds an M.A. in Psychology from Rice University and a B.A. in Psychology from the University of Rochester.

Paul Mellinger Age: 55

Skills and Qualifications
Senior Leadership Experience: More than thirteen years of service in various leadership and executive integration roles at IBM, Cognos and SPSS (from January 2003 to December 2015).

Paul Mellinger has served as our Senior Vice President of Global Sales since February 2017 and previously served as our Senior Vice President of EVault from January 2016 to February 2017. He has direct responsibility for Carbonite's worldwide sales business. From January 2013 to December 2015, Mr. Mellinger served as the Vice President of Software Sales at International Business Machines Corporation (“IBM”), where he was primarily responsible for leading IBMs worldwide team of software client leaders. During his time at IBM, Mr. Mellinger also served as Vice President of Sales and Integration for Cognos, a software division of IBM, from June 2008 to December 2012, Vice President of Software Sales, Asia Pacific from June 2006 to June 2008 and as Vice President, Software Sales, North America from January 2003 to June 2006. He serves on the Washington University Alumni and Parents Council.

Mr. Mellinger holds a B.S. in Mechanical Engineering from Washington University in St. Louis and an M.B.A. from the Olin School of Business at Washington University.

Danielle Sheer Age: 36

Skills and Qualifications
Senior Leadership Experience: Founding member of Carbonite's legal team, leading the Company through its initial public offering, several technology acquisitions, and successfully defending against a hostile tender offer and proxy contests. She has been named to Boston Business Journal's Forty Under 40 list of emerging business leaders and in 2017 was honored as an In-House Leader in the Law.

Danielle Sheer has served as our General Counsel, Vice President and Corporate Secretary since June 2012. Ms. Sheer previously served as our General Counsel since September 2009 and as our Corporate Secretary since April 2011. She has direct responsibility for Carbonite’s global legal and corporate governance affairs, intellectual property portfolio, and worldwide data security and privacy compliance. From August 2006 to September 2009, Ms. Sheer was a corporate attorney in New York with the law firm of Willkie Farr & Gallagher LLP, where she concentrated on business and securities transactions. Ms. Sheer serves on the board of directors of The Boston Club, the Board of Overseers at Beth Israel Deaconess Medical Center and on the advisory board for the Women in the Enterprise of Science and Technology. She has been named to the Boston Business Journal's “Forty under 40” list of emerging business leaders, honored by the Massachusetts Bar Association and Massachusetts Lawyers Weekly as an “Emerging Leader,” selected as “Maverick of the Year” Stevie award winner for Women in Business, and named an “Emerging Leader for Advancing Women Leaders” by the Boston Business Journal. In March 2017, she was honored as an In-house Leader in the Law by Massachusetts Weekly.

Ms. Sheer holds a J.D. from Georgetown University Law Center and a B.A. in Philosophy from George Washington University.

2017 Notice of Meeting and Proxy Statement

Deepak Mohan Age: 55

Skills and Qualifications

Senior Leadership Experience: More than 25 years of experience building secure and scalable commercial enterprise solutions for large and mid-market IT infrastructure. Deep understanding of the data protection space having led $1B+ product divisions at Symantec Corporation and EMC Corporation. Veteran at leading transition to cloud and SaaS applications. Functional expert across IT, software engineering, product management and agile processes.

Deepak Mohan has served as our Senior Vice President of Products and Engineering since February 21, 2017. He has direct responsibility over product strategy, engineering and product management for the entire Carbonite family of home and business solutions. Prior to Carbonite, Mr. Mohan served at Chief Executive Officer and Founder for ActoVoice, Inc., a mobile and cloud-based customer engagement platform, from October 2015 to Feb 2017. Prior to ActoVoice, Inc. Mr. Mohan served as Senior Vice President, Backup & Recovery Systems Division for EMC Corporation, a leading provider of IT storage hardware solutions, from July 2013 to September 2015. Prior to EMC Corporation, Mr. Mohan served as Senior Vice President, Information Management Group for Symantec Corporation, an information protection expert, from 1998 to 2013.

Mr. Mohan holds a Master’s Degree in Computer Science from New York University and a Bachelor’s Degree from the Indian Institute of Technology, Kanpur. India. He holds two patents in the data protection space.

2017 Notice of Meeting and Proxy Statement

PROPOSAL THREE
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (sometimes referred to as “say-on-pay”). We currently intend to submit the compensation of our named executive officers to stockholders annually, consistent with the advisory vote at our 2012 annual meeting of stockholders. Accordingly, you may vote on the following resolution at the Annual Meeting:
“RESOLVED that the stockholders approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”
This vote is non-binding. However, our Board and the Compensation Committee value the opinions expressed by our stockholders and will carefully consider the outcome of this vote when making future compensation decisions for the Company’s executive officers.
As described in detail in the Compensation Discussion and Analysis, our compensation programs are designed to motivate our executive officers to create a successful company. Our philosophy is to tie a greater percentage of an executive officer’s compensation to stockholder returns and to keep cash compensation to a competitive level while providing the opportunity to be well-rewarded through equity if we perform well over time. We believe that our executive compensation program, with its balance of short-term incentives (including base salary and performance bonuses) and long-term incentives (including performance-based equity awards) reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure for a comprehensive explanation and analysis of our executive compensation policies and practices.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE.

2017 Notice of Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers who are included in the “2016 Summary Compensation Table.” These 2016 named executive officers were as follows:

Name	Title
Mohamad Ali	President and Chief Executive Officer (our “CEO”)
Anthony Folger	Chief Financial Officer and Treasurer (our “CFO”)
Christopher Doggett	Former Senior Vice President of Global Sales (through February 10, 2017)
Norman Guadagno	Senior Vice President of Marketing
Paul Mellinger	Senior Vice President of Global Sales

2016 Executive Summary

We believe we must attract, retain and motivate leaders who can position the Company to deliver financial and operational results for the benefit of our stockholders. Our executive compensation program, which is administered by the Compensation Committee, is designed to achieve this objective. The philosophy of how we will compensate our executive officers in the future may not be the same as how they have been compensated previously. The Compensation Committee will continue to review, evaluate, and modify our executive compensation program to support the Company’s business strategies and align our compensation program with commonly viewed executive compensation best practices, market trends and the success of our business.

Recent Compensation Actions

As part of its annual compensation process, the Compensation Committee of the Board approved the following compensation decisions with respect to the named executive officers:

•
2016 Cash Bonus Plan. Under the 2016 cash bonus plan, bonuses were determined based on the Company’s performance with respect to new bookings, renewal bookings and adjusted free cash flow targets, weighted 50%, 25% and 25%, respectively. Based on the Company’s goal attainment of 94%, 101%, and 200%, respectively, the Compensation Committee certified a bonus payout of 113% of target for the participating named executive officers, as further described in the section below titled "Elements of our Executive Compensation Program".

•
2016 Equity Incentives. The 2016 annual equity program consisted of RSUs and PRSUs as part of the annual equity grants in order to better align senior management compensation with stockholder value. Under the terms of the awards granted in 2016, the PRSUs will vest if, within three years from the date of grant, the Company achieves a minimum stock price of $15.00 per share for 20 consecutive trading days, representing a 53% premium as compared to our December 31, 2015 closing stock price of $9.80 per share. On November 7, 2016, the PRSUs achieved the $15.00 trading price for 20 consecutive trading days and as such the PRSUs began to vest subject to the service-based vesting conditions set forth in the respective PRSU Agreement.

•
Executive Severance Plan. On February 1, 2016, the Compensation Committee adopted the Carbonite, Inc. Executive Severance Plan (the “Severance Plan”) for certain members of the Company’s senior executive team in order to standardize our severance benefits, and to establish a plan similar to our peers to allow us to attract and retain exemplary talent. The Severance Plan provides for the payment of severance and other benefits to eligible senior executives in the event of a termination of employment with the Company (i) by the Company other than for cause or (ii) by a senior executive for good reason within twelve (12) months following a sale event, each as defined in the Severance Plan.

Stockholder Engagement

We believe in the importance of engaging with and listening to our stockholders. In recent years we have proactively reached out to many of our largest stockholders to solicit their feedback on our executive compensation, corporate governance, or our disclosure practices. We expect to continue to engage in an open dialogue with our stockholders through a combination of email exchanges, conference calls and in-person meetings. We received valuable feedback from stockholders, as well as appreciation of our ongoing outreach efforts and acknowledgment of our increased engagement from stockholders, and we believe we have addressed many of the topics raised by our stockholders.

Changes We’ve Made in Response to Stockholder Feedback
✓	Performance-Based Equity Program for 2016
✓	Stock Ownership Guidelines for Board and Senior Executives
✓	Independent Chairman of the Board
✓	Expiration of our Rights Agreement
✓	Commitment to Ongoing Stockholder Outreach & Engagement

Key Features of our Executive Compensation Program

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation and benefits programs to evaluate whether these programs support the Company’s compensation philosophy and objectives, as described below, and serve the interests of our stockholders. The Company’s practices include the following, each of which the committee believes reinforces our executive compensation philosophy and objectives:

What We Do:
✓
Performance-Based Equity – Beginning in 2016, a significant portion of long-term incentives for all senior management was in the form of PRSUs tied directly to stock price appreciation, in order to further align senior management compensation with stockholder returns.

✓
Linkage Between Performance Measures and Strategic and Operational Objectives – Our executive compensation program is designed to align compensation incentives with our strategic, business, and financial objectives and the long-term interests of our stockholders.

✓
Pay for Performance - A significant percentage of our targeted annual compensation is delivered in the form of variable compensation that is connected to actual performance. For 2016, variable compensation comprised approximately 35% of the targeted annual compensation for our named executive officers.

✓	Market Comparison of Executive Compensation Against a Relevant Peer Group
✓
“Double Trigger” in the Event of a Change in Control – In the event of a change in control, cash severance benefits and unvested equity awards are predominantly payable or vest upon a “double trigger” for our senior executive officers.

✓	Independent Compensation Consultant - The Compensation Committee retains its own compensation consultant to review and advise on the Company’s executive compensation program and practices.
✓	Maximum Payout Caps for Annual Cash Incentive Compensation
✓
Share Ownership Guidelines - Our Chief Executive Officer is required to hold 3x his base salary, and our other senior executive officers are required to hold 1x their base salaries, each within three years of the adoption of the guidelines in 2016 or, if later, promotion or hire.

✓
Emphasis on Future Pay Opportunity vs. Current Pay Opportunity – For 2016, all our long-term incentive awards were delivered 100% in the form of equity, designed to encourage retention and stock price appreciation through RSUs and PRSUs.

What We Don’t Do:
☒	No Change in Control or Perquisite Tax Gross-Ups
☒	No Excessive Severance Benefits
☒	No Service-Based Defined Benefit Pension Plan or Other Similar Benefits
☒	No Repricing of Underwater Stock Options

2017 Notice of Meeting and Proxy Statement

How We Set Executive Compensation

Executive Compensation Philosophy

We believe the achievement of our business and financial objectives will be reflected in the value of our equity. We also believe that equity compensation is a significant motivator in attracting qualified employees to technology companies such as ours. In order to align the incentives our executive officers receive with the creation of stockholder value, our compensation philosophy ties a significant percentage of an executive officer’s compensation to stockholder returns. To this end, in 2016, we used RSUs and PRSUs as major components of our named executive officer annual compensation program.

Executive Compensation Objectives and Determination Process

We recognize that our ability to excel depends on the integrity, knowledge, imagination, skill, diversity, and teamwork of our employees. The principles and objectives of our compensation and benefits program for our employees generally, and for our named executive officers specifically, are to:

•	attract, engage and retain individuals of superior ability, experience, and managerial talent, enabling us to be an employer of choice in the highly-competitive and dynamic technology industry;

•	align compensation incentives with our strategic, business, and financial objectives and the long-term interests of our stockholders;

•	motivate and reward executives whose knowledge, skills, and performance are deemed instrumental to our continued success; and

•	provide total compensation that is fair, reasonable, and competitive.
Many of our compensation components simultaneously fulfill one or more of these principles and objectives. As discussed in further detail below, the material components of our 2016 executive compensation program consisted of base salary, annual cash incentive awards and equity compensation. In addition, our named executive officers are eligible to participate in our corporate-wide benefit programs and receive post-termination benefits upon a qualifying termination of employment. We view each component of executive compensation as related but distinct, and we review total compensation of our executive officers annually to determine whether our overall compensation objectives are achieved. While we have identified particular compensation objectives that each component of executive compensation serves, our compensation programs are designed to be flexible and complementary, and to collectively serve the executive compensation objectives described above.
We determine the appropriate level for each compensation component in part based on the compensation offered to similarly situated executives at a peer group of companies and as supported by relevant market surveys, as well as on the market experience of members of the Compensation Committee and the insight of the Compensation Committee’s independent compensation consultant. In addition, we consider internal equity and consistency, the length of service of our executive officers, our overall performance, the executive officer’s individual performance, retention, and for executives other than the Chief Executive Officer, recommendations by the Chief Executive Officer, and other considerations that the Compensation Committee deems relevant. Members of our human resources, finance, and legal departments attend Compensation Committee meetings from time-to-time at the request of the Compensation Committee and provide background on materials presented to the Compensation Committee.
Independent Compensation Consultant

In order to assist our Compensation Committee in making executive compensation decisions, in July 2013, the Compensation Committee engaged Radford, an Aon Hewitt Company. In 2015, the Compensation Committee directed Radford to conduct a competitive market analysis and compensation study for our executive positions to consider changes to be implemented in the 2016 executive compensation program. Radford also provides assistance to the Compensation Committee on determining strategic financial and operational performance goals and advice on rules, regulations, and general compensation trends regarding executive compensation.

Radford is directly accountable to the Compensation Committee for the performance of its services. In its role as advisor to the Compensation Committee, a senior representative of Radford attends meetings of the Compensation Committee, as requested by the Chairperson of the Compensation Committee, and otherwise consults with members of the Compensation Committee as necessary. The Compensation Committee reviewed the independence of Radford under Nasdaq and SEC rules and concluded that its work as compensation consultant has not raised any conflict of interest issues.

2017 Notice of Meeting and Proxy Statement

Competitive Peer Group

We operate in a competitive talent environment, particularly in the geographic areas in which we maintain a presence. As such, our Compensation Committee believes that it is important to review the executive compensation practices of companies that are similar in business and size to us to evaluate whether our executive compensation program is competitive and to assist us in meeting our overall executive compensation objectives. While the Compensation Committee factors peer compensation levels and practices into setting compensation levels, this peer information is one of many factors that the Compensation Committee considers in determining compensation levels, in addition to the other factors described above in "Executive Compensation Objectives and Determination Process". For base salary and target bonus, the Compensation Committee uses a guideline competitive positioning at the 50th percentile of the market data and for equity compensation uses a guideline competitive positioning at the 65th percentile of the market data. However, compensation may vary from the competitive positioning guidelines based on experience, scope of the position, individual performance and the overall performance of the Company.

In evaluating 2016 compensation adjustments, the Compensation Committee considered a compensation study, prepared by Radford. In 2015, the Compensation Committee directed Radford to review the Company’s competitive peer group established in late 2013 to assess whether it remained appropriate for the Compensation Committee’s competitive market review. Based on that review, Radford recommended that the following companies be deleted from the Company’s historical peer group because they no longer met the requirements with regard to revenue, market capitalization or number of employees: Keynote Systems, Inc.; Market Leader, Inc.; Responsys, Inc.; Support.com, Inc. and Vocus, Inc. In addition, based on similar considerations and the structure of the Company’s business, Radford recommended the addition of: Constant Contact, Inc.; Cornerstone OnDemand, Inc.; Covisint Corporation; Demandware, Inc.; Five9, Inc.; Intralinks Holdings, Inc.; Limelight Networks, Inc.; and Upland Software, Inc. The following revised peer group was used for purposes of evaluating 2016 executive compensation decisions:

Bazaarvoice, Inc.	Brightcove, Inc.	Callidus Software, Inc.
Constant Contact, Inc.	Cornerstone OnDemand, Inc.	Covisint Corporation
Demandware, Inc.	eGain Corporation	Five9, Inc.
Guidance Software, Inc.	Intralinks Holdings, Inc.	Limelight Networks, Inc.
LivePerson, Inc.	LogMeIn, Inc.	Marchex, Inc.
PROS Holdings, Inc.	Sciquest, Inc.	SPS Commerce, Inc.
Stamps.com Inc.	Tangoe, Inc.	TechTarget, Inc.
Upland Software, Inc.	XO Group, Inc.	Zix Corporation

Stockholder Advisory Vote on Executive Compensation

At our 2016 Annual Meeting, we conducted our annual non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. At our 2016 Annual Meeting, more than 97% of the votes cast by stockholders on this proposal were cast in support of the 2016 compensation of our named executive officers as reported in our 2016 Proxy Statement.

Elements of Our Executive Compensation Program
The summary table below and the narrative that follows identifies and describes the key elements of our 2016 annual executive compensation program:

Element	Form of Compensation	Objective & Considerations
Base Salary	Fixed cash payment
•    Designed to establish a base foundation to attract, retain and motivate executive officers and for the Company to remain competitive among peer companies.
•    Salary increases are determined after giving consideration to the base compensation paid to similarly situated executives within the peer group and making an assessment of each executive officer’s responsibilities, individual performance and contributions, prior experience, current base salary, equity ownership, and the amounts paid to such executive officer’s peers inside the Company.

Incentive Cash Bonus	Variable cash payment
•    Designed to motivate and reward executive officers for the achievement of pre-established performance goals for the applicable fiscal year, as set by the Compensation Committee.
•    Our Compensation Committee determines target bonuses after considering incentive cash bonuses paid to similarly situated executives within the peer group and other factors such as each executive officer’s responsibilities, individual contributions, prior experience, sustained performance, current base salary, equity ownership, and the target bonuses of such executive officer’s peers inside the Company.

Equity Incentives	RSUs and PRSUs
•    Designed to align the interests of our named executive officers with the interests of our stockholders, with an emphasis on stock price appreciation through PRSUs, and encourage the retention of our named executive officers through the vesting period of the awards.
• Our Compensation Committee considers certain internal factors when granting equity awards, such as the relative job scope, the value of prior and outstanding equity awards, and individual performance and contributions, as well as certain external factors such as the levels of unvested equity awards held by our named executive officers in relation to similarly situated executives within the peer group.

Base Salaries

The initial base salaries for our named executive officers were established through arm’s-length negotiations at the time that each executive was hired, taking into account the executive’s qualifications, experience, expected position with the Company, and prior salary. After hire, the annual base salaries of our named executive officers are approved and reviewed annually by our Compensation Committee.

Early in 2016, our Compensation Committee approved the base salaries for each of our named executive officers after considering the base salary paid to similarly-situated executives in the peer group and making an assessment of each executive officer’s responsibilities, individual performance and contributions, prior experience, current base salary, equity ownership, and the amounts paid to such executive officer’s peers inside the Company. The base salaries for Messrs. Doggett, Guadagno and Mellinger were approved for each at their respective times of hire and were determined after considering market data, the Company’s internal compensation practices and the compensation levels that each received from his prior employer. Our Compensation Committee set the annual base salaries of our named executive officers for 2016 as follows:

Name	2016 Base Salary	Percentage Increase over 2015 Base Salary
Mohamad Ali	$386,250	3%
Anthony Folger	$360,500	3%
Christopher Doggett	$310,000	N/A
Norman Guadagno	$275,000	N/A
Paul Mellinger	$300,000	N/A
Incentive Cash Bonuses

Each of our named executive officers is eligible to participate in our incentive cash bonus plan based upon attainment of key corporate operating metrics, each of which are established annually by our Compensation Committee. Our Compensation Committee annually measures the attainment of these metrics and bonuses.

In 2016, our Compensation Committee approved incentive cash bonus arrangements for our named executive officers and other employees reporting directly to the CEO. Our Compensation Committee approved target bonuses for each of our executives for 2016 after considering incentive cash bonuses paid to similarly situated executives within the peer group and other factors such as each executive officer’s responsibilities, individual performance and contributions, current base salary, equity ownership, and the target bonuses of such executive officer’s peers inside the Company. The target bonus opportunities for Messrs. Doggett, Guadagno

2017 Notice of Meeting and Proxy Statement

and Mellinger were approved for each at their respective times of hire and were determined after considering market data, the Company’s internal compensation practices and the compensation levels that each received from his prior employer. Based on these considerations, for 2016, our Compensation Committee approved target bonus opportunities for each of our named executive officers as set forth in the table below.

Name	2016 Target Bonus Opportunity (as a % of Base Salary)
Mohamad Ali	100%
Anthony Folger	65%
Christopher Doggett	75%
Norman Guadagno	45%
Paul Mellinger	45%

In order to link the incentive cash bonus program with the Company’s strategic operating plan, the Compensation Committee chose metrics that the Compensation Committee determined were supportive of our corporate operating objectives and based the underlying target goals on the Company’s Board-approved budget and operating plan. The Compensation Committee established the payout formula for each of the performance metrics to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout level was designed to represent strong performance, while payout at the maximum level was designed to represent superior performance. For 2016, the Compensation Committee chose new bookings, renewal bookings and adjusted free cash flow as the performance metrics for the incentive cash bonus program, weighted 50%, 25% and 25%, respectively:

•
New Bookings Target (weighted 50%). The bonus for the new bookings component is calculated based on a range of 85% to 115% achievement of the target goal, with linear calculations for achievement between 85% and 100% of target and achievement between 100% and 115% of target. In order to receive a threshold payout equal to 25% of a participant’s bonus opportunity for this component, the Company must achieve at least 85% of the new bookings target. In addition, in order for the new bookings accelerator (i.e., a greater than 100% bonus payout) to become effective, the 2016 adjusted free cash flow achievement must be within the achievement range (at least 85% of target or $11.064 million). The 2016 new bookings target included new bookings of EVault, the assets of which were acquired by the Company in January 2016. For purposes of the 2016 incentive program, new bookings is defined as revenue recognized during the period plus the change in deferred revenue on a constant currency basis (excluding deferred revenue recorded in connection with acquisitions) during the same period minus renewal bookings made during the period. The following chart illustrates the 2016 performance measures and associated weightings for the new bookings component of the 2016 incentive cash bonus program for each of the eligible named executive officers.

New Bookings Component

250%
200%
150%
100%
50%
0%
200%
167%
133%
115%
110%
105%
100%
95%
90%
85%
100%
75%
50%
25%
1
2
3
4
5
6
7

	1	2	3	4	5	6	7
Achievement %	85%	90%	95%	100%	105%	110%	115%
Bonus %	25%	50%	75%	100%	133%	167%	200%

In 2016, our new bookings target was $43.5 million and we achieved new bookings of $41.7 million or 94% of the target. Achievement of 94% of the target resulted in a payout of 72% for this portion of the incentive cash bonus and 36% of the total incentive cash bonus.

2017 Notice of Meeting and Proxy Statement

•
Renewal Bookings (weighted 25%). The bonus for the renewal bookings component is calculated based on a range of 85% to 115% achievement of the target, with linear calculations for achievement between 85% and 100% of target and achievement between 100% and 115% of target. The 2016 renewal bookings target included renewal bookings of the acquired EVault business. For purposes of the 2016 incentive program, customer renewal bookings is defined as total bookings less new bookings, excluding any bookings associated with promotions that result in early renewal of subscriptions. The following chart illustrates the 2016 performance measures and associated weightings for the renewal bookings component of the 2016 incentive cash bonus program for each of the eligible named executive officers.

Renewal Bookings Component

250%
200%
150%
100%
50%
0%
85%
90%
95%
100%
105%
110%
115%
25%
50%
75%
100%
133%
167%
200%

	1	2	3	4	5	6	7
Achievement %	85%	90%	95%	100%	105%	110%	115%
Bonus %	25%	50%	75%	100%	133%	167%	200%

For 2016, the renewal bookings target was set at $164.8 million. In order to receive a threshold payout equal to 25% of a participant’s bonus opportunity for this component, the Company was required to achieve a renewal rate of 85% of target, with a maximum payout if the Company achieved 115% of target. In 2016, the Company achieved a renewal booking of $167.8 million which is 101% of its renewal bookings target, resulting in a payout of 109% for this portion of the incentive cash bonus and 27% of the total incentive cash bonus.

•
Adjusted Free Cash Flow (weighted 25%). The bonus for the adjusted free cash flow component is calculated based on a range of 85% to 130% achievement of the target goal, with linear calculations for achievement between 85% and 100% of target and achievement between 100% and 130% of target. For purposes of the 2016 incentive cash bonus program, adjusted free cash flow is defined as cash from operating activities less capital expenditures and adjusted for currency fluctuations from budgeted rates and less extraordinary items, such as nonrecurring litigation costs and certain M&A and stock offering costs. The following chart illustrates the 2016 performance measures and associated weightings for the free cash flow component of the 2016 incentive cash bonus program for each of the eligible named executive officers.

Free Cash Flow Component

250%
200%
150%
100%
50%
0%
200%
167%
133%
130%
120%
110%
100%
95%
90%
85%
100%
75%
50%
25%

	1	2	3	4	5	6	7
Achievement %	85%	90%	95%	100%	110%	120%	130%
Bonus %	25%	50%	75%	100%	133%	167%	200%

For 2016, the adjusted free cash flow target was set at $13.016 million. In order to receive a threshold payout equal to 25% of a participant’s bonus opportunity for this component, the Company was required to achieve adjusted free cash flow of

2017 Notice of Meeting and Proxy Statement

$11.1 million, with a maximum payout if the Company achieved adjusted free cash flow of $16.92 million. The adjusted free cash flow target was set based on the Board approved plan for the year, which considered certain cash requirements associated with the acquisition of Evault and related integration costs. In 2016, the Company achieved $18.3 million in adjusted free cash flow, resulting in a payout of 200% for this portion of the incentive cash bonus and 50% of the total incentive cash bonus.

The table below sets forth the incentive cash bonuses paid to each of our participating named executive officers based on the 2016 incentive cash bonus program.

Name	2016 Target Bonus Opportunity	2016 Bonus Payouts	2016 Payout as a % of Target
Mohamad Ali	$384,375	$434,345	113%
Anthony Folger	$233,188	$263,502	113%
Christopher Doggett	$232,500	$262,725	113%
Norman Guadagno	$120,938	$136,659	113%
Paul Mellinger	$134,489	$151,972	113%

Sign-On Bonuses

In connection with the commencement of their employment, Messrs. Doggett and Guadagno each received a cash sign-on bonus of $35,000 and $65,000, respectively. Messrs. Doggett and Guadagno were obligated to repay a prorated portion of this sign-on bonus in the event either voluntarily terminated their employment with the Company prior to the one year anniversary of employment.

Equity Incentives

The goal of our equity incentive awards is to align the interests of our named executive officers with the interests of our stockholders. Our equity incentive awards are designed to encourage the retention of our named executive officers through the vesting period of the awards and to further align the interests of our named executive officers with stockholders through the use of PRSUs. In determining the size of the equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of prior and outstanding equity awards, and individual performance and contributions, as well as external factors such as the levels of unvested stock options held by our executive officers in relation to similarly situated executives within the peer group and the equity grant practices within the peer group and the broader market.

We use equity grants to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and additional, or “refresher,” grants. Our Compensation Committee considers the award of refresher grants on an annual basis; however, the Committee retains discretion to make equity grants to our employees, including our named executive officers, at any time, including in connection with the promotion of an employee, to reward an employee, for retention purposes, or for other circumstances recommended by management.

To reward and retain our named executive officers in a manner that aligns their interests with stockholders’ interests, we historically used stock options as the primary incentive vehicles for long-term compensation. Although the Compensation Committee believes that stock options are a useful tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance, in 2016 we used RSUs and PRSUs so that, in the interest of retention, our executives would obtain some value from their equity interests independent of appreciation in the market price of our stock while still being incentivized to achieve increases in the value of our Common Stock over time.

Our Compensation Committee granted RSU and PRSU awards to each of our named executive officers, as set forth in the table below. The number of shares of our Common Stock subject to each award was determined based on the current and projected value of previously granted equity awards and the percentage of such existing equity awards that have vested, relative to similarly situated executives within the peer group and/or individual and company performance. The table below sets forth the February 2016 equity grants to each of our named executive officers. Under the terms of the 2016 RSU award agreements, the RSUs vest in equal annual installments over four years from the date of grant. Under the terms of the 2016 PRSU award agreements, the PRSUs will vest if, within three years from the date of grant, the Company achieves a minimum stock price of $15.00 per share for 20 consecutive trading days, representing a 53% premium as compared to our December 31, 2015 closing stock price of $9.80 per share. On November 7, 2016, the PRSUs achieved the $15.00 trading price for 20 consecutive trading days and as such the PRSUs began to vest subject to the conditions described in the respective PRSU Agreement.

2017 Notice of Meeting and Proxy Statement

Name	Shares of Common Stock Subject to PRSU Award	Shares of Common Stock Subject to RSU Award
Mohamad Ali	100,000	75,000
Anthony Folger	50,000	30,000
Christopher Doggett	30,000	20,000
Norman Guadagno	30,000	15,000
Paul Mellinger	30,000	15,000

In connection with the commencement of their employment with the Company Messrs. Guadagno and Mellinger received an RSU grant with respect to 20,512 shares of our common stock and Mr. Doggett received an RSU grant with respect to 41,025 shares of our common stock, vesting in four annual installments, subject to accelerated vesting for a termination without cause or due to constructive termination within 12 months following a change in control. The Committee approved these grants as inducements for Messrs. Doggett, Guadagno and Mellinger to join the Company and to incentivize performance over the four-year vesting period.

Equity Ownership Guidelines

On February 1, 2016, the Board approved stock ownership guidelines for the Board and senior executives.  The Board believes that significant stock ownership by Board members and Section 16 officers of the Company further aligns their interests with the interests of the Company’s stockholders. The ownership guidelines provide that within three (3) years after (i) the effective date of the guidelines or (ii) being elected or appointed to a position as a Section 16 officer of the Company, whichever is later, (i) the Chief Executive Officer shall own shares of the Company’s common stock having a value, at a minimum, of three times his or her annual base salary; and (ii) each other Section 16 officer shall own shares of the Company’s common stock having a value, at a minimum, of one time his or her annual base salary. Shares that count toward the ownership guideline include shares owned by the Section 16 officer in the open market, shares held in trust for the benefit of the Section 16 officer or the benefit of the Section 16 officer’s immediate family, shares held in qualified plans, and unvested restricted stock units subject only to time-based vesting. Unvested and unexercised stock options and performance-based restricted stock awards that have not yet been earned and vested do not count toward the ownership guidelines. A Section 16 officer shall not be permitted to sell shares of the Company’s common stock unless such Section 16 officer’s holdings of the Company’s common stock meet the applicable minimum ownership guideline.

Other Benefits

Our named executive officers participate in our corporate-wide benefit plans and programs, which includes participation in our tax-qualified defined contribution plan. We do not offer a service-based defined benefit pension plan or other similar benefits to our employees. Similarly, we do not provide nonqualified retirement programs.
Separation Benefits

Historically, at the time an executive commences employment with the Company, the Company entered into an offer letter agreement, severance agreement or employment agreement with that executive which provided for certain termination benefits if the executive’s employment was terminated by the Company without cause or due to good reason. As noted above, in February 2016, the Compensation Committee adopted a Severance Plan for members of the Company’s senior executive team, including each of the named executive officers, other than Mr. Ali. Mr. Ali is entitled to severance benefits under the terms of his employment agreement.

The Severance Plan provides for the payment of severance and other benefits to eligible senior executives in the event of a termination of employment with the Company (i) by the Company other than for cause or (ii) by a senior executive for good reason within twelve (12) months following a sale event, each as defined in the Severance Plan (each, a “Terminating Event”). In the event of a termination by the Company other than for cause and not in connection with a sale event, the executive would receive a lump sum payment equal to half of the executive’s annual base salary and Company-paid COBRA premiums for up to six-months. If the Terminating Event occurs within a certain time period in connection with a sale event with respect to the Company, the executive would be eligible to receive a lump sum payment equal to (i) the sum of the executive’s annual base salary, (ii) the sum of the target bonus as if it had been achieved at 100% for the fiscal year in which the sale event occurred, and (iii) COBRA premiums for up to 18-months post-termination.

In approving executive severance arrangements, our Compensation Committee considered the Company’s historical compensation practices as well as termination benefits provided to similarly situated employees within the peer group. We believe that severance arrangements help secure the continued employment and dedication of our named executive officers and are important

2017 Notice of Meeting and Proxy Statement

as a recruitment and retention device as many of the companies with which we compete for executive talent have similar arrangements in place for their senior management.

Additional information regarding the severance arrangements with each of our named executive officers as of December 31, 2016, including a quantification of benefits that would have been received by each named executive officer had his or her employment terminated on December 31, 2016, is provided under “2016 Potential Payments upon Termination or Change in Control.”

2016 Notice of Meeting and Proxy Statement

2016 Summary Compensation Table
The following table summarizes the compensation earned by our chief executive officer, chief financial officer and our three other most highly compensated executive officers as of December 31, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Mohamad Ali, President and Chief Executive Officer	2016	384,375	—	1,105,250	—	434,345	10,600	1,934,570
	2015	375,000	—	—		277,500	2,190	654,690
	2014	28,409	500,000	6,498,000	1,853,125	—	—	8,879,534

Anthony Folger, Chief Financial Officer and Treasurer	2016	358,750	—	485,500	—	263,502	6,955	1,114,707
	2015	336,667	—	2,795,694	184,723	124,567	17,765	3,459,416
	2014	296,667	25,000	254,250	261,865	47,467	5,867	891,116

Christopher Doggett Former Senior Vice President of Global Sales (5)	2016	310,000	35,000	709,194	—	262,725	—	1,316,919

Paul Mellinger Senior Vice President of Global Sales	2016	298,864	—	464,442	—	151,972	38,985	954,263

Norman Guadagno Senior Vice President of Marketing	2016	268,750	65,000	464,442	—	136,659	9,830	944,681

(1)	The amounts reported in this column represent cash sign-on bonuses paid to Messrs. Ali, Doggett and Guadagno and a discretionary performance bonus for Mr. Folger.

(2)
The amounts reported in these columns for 2016 represent the aggregate grant date fair value of the 2016 RSU and PRSU awards, in each case calculated in accordance with FASB ASC Topic 718, except that no forfeiture assumptions were included. Under FASB ASC Topic 718, the vesting condition related to the 2016 PRSUs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above that could be calculated and disclosed based on achievement of the underlying market condition. For a discussion of the assumptions made in the valuations reflected in this column, see Note 10 of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2016. Note that amounts reported in this column reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the recipients of these equity awards.

(3)	The amounts reported in this column represent incentive cash bonuses paid by the Company.

(4)
The amounts reported in this column include 401(k) match contributions for each of the named executive officers ($10,600 for Mr. Ali) as well as housing allowances for Mr. Guadagno and Mr. Mellinger ($29,200 for Mr. Mellinger). The cost for Mr. Mellinger's housing allowance is based on amounts actually paid to him.

(5)	Mr. Doggett left the Company on February 10, 2017.

2017 Notice of Meeting and Proxy Statement

2016 Grants of Plan-Based Awards Table
The following table provides information regarding grants of plan-based awards made to the named executive officers during the year ended December 31, 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/SH)	Grant Date Fair Value of Stock & Option Awards ($) (4)
Mohamad Ali	2/1/2016	—	—	—	25,000	100,000	100,000	—	—	—	434,000
	2/1/2016	—	—	—	—	—	—	75,000	—	—	671,250
	2/7/2016	81,680	384,375	456,445	—	—	—	—	—	—	—

Anthony Folger	2/1/2016	—	—	—	12,500	50,000	50,000	—	—	—	217,000
	2/1/2016	—	—	—	—	—	—	30,000	—	—	268,500
	2/7/2016	49,552	233,188	276,910	—	—	—	—	—	—	—

Christopher Doggett	1/7/2016	—	—	—	—	—	—	41,025	—	—	399,994
	2/1/2016	—	—	—	7,250	30,000	30,000	—	—	—	130,200
	2/1/2016	—	—	—	—	—	—	20,000	—	—	179,000
	2/7/2016	49,406	232,500	276,094	—	—	—	—	—	—	—

Norman Guadagno	1/7/2016	—	—	—	—	—	—	20,512	—	—	199,992
	2/1/2016	—	—	—	7,250	30,000	30,000	—	—	—	130,200
	2/1/2016	—	—	—	—	—	—	15,000	—	—	134,250
	2/7/2016	25,699	120,938	143,613	—	—	—	—	—	—	—

Paul Mellinger	1/7/2016	—	—	—	—	—	—	20,512	—	—	199,992
	2/1/2016	—	—	—	7,250	30,000	30,000	—	—	—	130,200
	2/1/2016	—	—	—	—	—	—	15,000	—	—	134,250
	2/7/2016	28,579	134,489	159,705	—	—	—	—	—	—	—

(1)
These amounts consist of the threshold, target and maximum cash award levels set in 2016 under the Company’s incentive cash bonus program. The amount actually earned by each named executive officer is included in the Non-Equity Incentive Plan Compensation column in the 2016 Summary Compensation Table. Please see “Compensation Discussion and Analysis” for further information regarding the incentive cash bonuses.

(2)
These amounts consist of PRSUs awards that vest in 25% quarterly increments, subject to the Company’s attainment of a stock price of $15.00 per share for 20 consecutive trading days within three years from the date of grant. On November 7, 2016, the PRSUs achieved the $15.00 trading price for 20 consecutive trading days and as such the PRSUs began to vest subject to the service-based vesting conditions set forth in the PRSU Agreement.

(3)	These RSUs vest in equal annual installments over four years from the vesting commencement date set forth in the award agreement until all shares subject to the RSUs are vested.

(4)
The amounts reported in this column represent the aggregate grant date fair value of the RSU and PRSU awards, calculated in accordance with FASB ASC Topic 718, except that no forfeiture assumptions were included. Under FASB ASC Topic 718, the vesting condition related to the PRSU awards is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the 2016 PRSUs that could be calculated and disclosed based on achievement of the underlying market condition. For a discussion of the assumptions made in the valuations reflected in this column, see Note 10 of the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2016. Note that amounts reported in this column reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the recipients of these equity awards.

2016 Notice of Meeting and Proxy Statement

Outstanding Equity Awards at Fiscal Year-End Table
The following table shows grants of stock options and unvested stock awards held by the named executive officers as of December 31, 2016.

		Option Awards						Stock Awards
Name	Date of Grant	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mohamad Ali	12/3/2014	12/3/2014 (5)	—	—	—	—	—	200,000	3,280,000	—	—
	12/3/2014	12/3/2014 (6)	125,000	—	125,000	14.44	12/3/2024	—	—	—	—
	2/1/2016	2/1/2016 (4)	—	—	—	—	—	75,000	1,230,000	—	—
	2/1/2016	2/1/2016 (8)	—	—	—	—	—	100,000	1,640,000	—	—

Anthony Folger	1/31/2013	1/31/2013 (3)	114,062	10,938	—	9.62	1/31/2023	—	—	—	—
	2/25/2014	2/25/2014 (1)	34,375	15,625	—	10.17	2/25/2024	—	—	—	—
	2/12/2015	2/12/2015 (1)	10,938	14,062	—	14.89	2/12/2025	—	—	—	—
	2/25/2014	2/25/2014 (2)	—	—	—	—	—	7,812	128,117	—	—
	2/12/2015	2/12/2015 (4)	—	—	—	—	—	22,500	369,000	—	—
	6/3/2015	6/3/2015 (4)	—	—	—	—	—	75,000	1,230,000	—	—
	6/3/2015	6/3/2015 (7)	—	—	—	—	—	37,500	615,000	50,000	820,000
	2/1/2016	2/1/2016 (4)	—	—	—	—	—	30,000	492,000	—	—
	2/1/2016	2/1/2016 (8)	—	—	—	—	—	50,000	820,000	—	—

Christopher Doggett	1/7/2016	12/14/2015 (4)	—	—	—	—	—	30,769	504,612	—	—
	2/1/2016	2/1/2016 (4)	—	—	—	—	—	20,000	328,000	—	—
	2/1/2016	2/1/2016 (8)	—	—	—	—	—	30,000	492,000	—	—

Norman Guadagno	1/7/2016	1/11/2016 (4)	—	—	—	—	—	20,512	336,397	—	—
	2/1/2016	2/1/2016 (4)	—	—	—	—	—	15,000	246,000	—	—
	2/1/2017	2/1/2016 (8)	—	—	—	—	—	30,000	492,000	—	—

Paul Mellinger	1/7/2016	1/4/2016 (4)	—	—	—	—	—	20,512	336,397	—	—
	2/1/2016	2/1/2016 (4)	—	—	—	—	—	15,000	246,000	—	—
	2/1/2016	2/1/2016 (8)	—	—	—	—	—	30,000	492,000	—	—

2016 Notice of Meeting and Proxy Statement

(1)	These stock options vest as to the shares subject to the options in equal quarterly installments over four years commencing on the date of grant until all shares subject to the options are vested.

(2)	These RSUs vest in equal quarterly installments and will be settled on each applicable vest date in shares of the Company's Common Stock.

(3)
These stock options vest as to 25% the shares subject to the options on the first anniversary of the vesting commencement date and as to the balance of the shares subject to the options in equal quarterly installments until all shares subject to the options are vested.

(4)	These RSUs will vest in four equal annual installments and will be settled on each applicable vesting date in shares of the Company's Common Stock.

(5)
These RSUs vested as to 50,000 units on December 31, 2015, and as to the remaining 400,000 units, 25% vested on December 3, 2015, the balance of which shall vest in equal quarterly installments over the next 36 months and will be settled on each applicable vest date in shares of Common Stock.

(6)
These stock options vest on the first day after the completion of a Trading Period based on the Company's Common Stock's satisfaction of certain Performance Criteria. As used herein, the term "Trading Period" means a period of 20 consecutive days in which the Common Stock has satisfied the requisite Performance Criteria. As used herein, the term "Performance Criteria" means that the Company's Common Stock has traded on the NASDAQ Global Market at a price per share of $15.00 (with respect to 25% of the shares); $17.50 (with respect to 25% of the shares); $20.00 (with respect to 25% of the shares); and $22.50 (with respect to 25% of the shares). On November 7, 2016 and December 9, 2016 the stock options achieved the $15.00 and $17.50 trading price targets for 20 consecutive trading days, respectively.

(7)
These PRSUs will begin to accrue as to 25% on each one year anniversary of the date of grant, but shall only become vested and settled in shares of the Company's Common Stock as to any then-accrued portion with respect to (i) 50,000 PRSUs if the Company's Common Stock attains an average price of at least $14.00, and (ii) P50,000 RSUs if the Company's Common Stock attains an average price of at least $18.00 per share, in each case subject to the Trading Period requirement. On October 13, 2016 the PRSUs achieved the $14.00 trading price for 20 consecutive days and a portion of the PRSUs became vested.

(8)
These PRSU awards vest in 25% quarterly increments, subject to the Company’s attainment of a stock price of $15.00 per share for 20 consecutive trading days within three years from the date of grant. On November 7, 2016, the PRSUs achieved the $15.00 trading price for 20 consecutive trading days and as such the PRSUs began to vest subject to the service-based vesting conditions set forth in the PRSU Agreement.

2017 Notice of Meeting and Proxy Statement

2016 Option Exercises and Stock Vested Table
The following table sets forth, for each named executive officer, the number of shares acquired upon exercise of stock options and vesting of stock awards and the value realized during the year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mohamad Ali	—	—	100,000	1,252,000
Anthony Folger	—	—	58,832	638,820
Christopher Doggett	—	—	10,256	172,301
Norman Guadagno	—	—	—	—
Paul Mellinger	—	—	—	—

2017 Notice of Meeting and Proxy Statement

Pension Benefits
We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during the year ended December 31, 2016.
Nonqualified Deferred Compensation
We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our named executive officers during the year ended December 31, 2016.
Potential Payments Upon Termination or Change in Control

The following is a summary of the severance arrangements that were in place with each of our named executive officers as of December 31, 2016. As noted above, in February 2016, the Compensation Committee adopted the Severance Plan that replaced the severance terms provided for in the existing severance arrangements with our named executive officers, other than Mr. Ali. In addition, as noted above, Mr. Doggett separated from the Company. Mr. Doggett received $157,385 in severance payments.

Employment Agreement with Mohamad Ali

On December 3, 2014, the Company entered into an employment agreement with Mr. Ali setting forth the terms of his employment as the Company’s President and Chief Executive Officer, including his eligibility to receive severance benefits. Under the employment agreement, Mr. Ali is entitled to continued payment of his base salary for twelve months and an additional payment in an amount equal to twelve times the Company’s contribution amount for the monthly health insurance premium during the month immediately prior to termination, in each case, subject to Mr. Ali’s execution and delivery of a full release in favor of the Company. In addition, the 450,000 RSUs granted to Mr. Ali pursuant to his employment agreement are subject to the following termination and change in control provisions:

•
The portion of the 400,000 RSUs granted under the employment agreement (the “Four-Year RSUs”) and the unvested shares subject to all outstanding annual equity grants, if any, that would have vested during the twelve month period following the date of termination or change of control, as applicable, will fully accelerate upon the earlier of (i) a change of control or (ii) termination of Mr. Ali’s employment without Cause or upon his resignation for Good Reason (each as defined in Mr. Ali’s employment agreement). Any shares that are scheduled to vest after the 12-month anniversary of the change of control, will remain subject to Mr. Ali’s continued service through the applicable vesting date, unless vesting is accelerated due to a qualifying termination of employment.

•
The balance of the Four-Year RSUs and the unvested shares subject to all outstanding equity grants, if any, will fully accelerate upon the occurrence of either (A) termination of Mr. Ali’s employment with the Company without Cause or upon his resignation for Good Reason within one year following or three months prior to, a change of control or (B) upon the first anniversary of the change of control, provided that Mr. Ali is employed by the Company or the acquirer in such change of control on such first anniversary date.

Offer Letters with Norman Guadagno and Paul Mellinger

Pursuant to the offer letters with Mr. Guadagno and Mr. Mellinger, if either was terminated without Cause (as defined in the offer letters) or are Constructively Terminated (as defined in the offer letters) during the first year of employment, each was entitled to receive a severance payment amount equal to three times their then current monthly base salary and three times the monthly Company contribution amount for health insurance premiums during the month immediately prior to termination. Mr. Guadagno and Mr. Mellinger became eligible for severance payments under the Company's Executive Severance Plan.

Executive Severance Plan

As noted in the Compensation Discussion and Analysis, in 2016, the Company adopted the Executive Severance Plan, which provides for the payment of severance and other benefits to eligible senior executives, in a standardized manner, in the event of a termination of employment with the Company (i) by the Company other than for cause or (ii) by a senior executive for good reason within twelve (12) months following a sale event, each as defined in the Severance Plan (each, a “Terminating Event”). In the event of a termination by the Company other than for cause and not in connection with a sale event, the executive would receive a lump sum payment equal to half of the executive’s annual base salary and Company-paid COBRA premiums for up to six-months. If the Terminating Event occurs within a certain time period in connection with a sale event with respect to the Company, the executive would be eligible to receive a lump sum payment equal to (i) the sum of the executive’s annual base salary, (ii) the sum of the target bonus as if it had been achieved at 100% for the fiscal year in which the sale event occurred, and (iii) COBRA premiums for up to 18-months post-termination.

2017 Notice of Meeting and Proxy Statement

Potential Payments Upon Termination, Upon a Change in Control, and Upon Termination Following a Change in Control

The following table sets forth quantitative estimates of the payments and benefits that would have accrued to each of our named executive officers upon a termination of employment or a change in control of the Company as of December 31, 2016, as described above under “Executive Severance Plan” and “Employment Agreement with Mohamad Ali” pursuant to the terms of the Severance Plan or, with respect to Mr. Ali, the employment agreement in effect as of December 31, 2016.

Name	Involuntary Termination Without Cause or For Good Reason/Constructive Termination ($)	Involuntary Termination Without Cause or For Good Reason/Constructive Termination in Connection with a Change in Control ($)	Change in Control ($)
Mohamad Ali
Salary Continuation	$386,250	$386,250	$—
Value of Accelerated Options(1)	—	—	—
Value of Accelerated RSUs(1)	1,640,000	6,150,000	1,640,000
Value of Continued Health Care Coverage Premiums	—	—	—
Total	$2,026,250	$6,536,250	$1,640,000
Anthony Folger
Salary Continuation	$180,250	$593,688	$—
Value of Accelerated Options(1)	—	192,737	—
Value of Accelerated RSUs(1)	—	4,474,117	—
Value of Continued Health Care Coverage Premiums	8,678	26,033	—
Total	$188,928	$5,286,575	$—
Christopher Doggett
Salary Continuation	$155,000	$542,500	$—
Value of Accelerated Options(1)	—	—	—
Value of Accelerated RSUs(1)	—	1,324,612	—
Value of Continued Health Care Coverage Premiums	8,678	26,034	—
Total	$163,678	$1,893,146	$—
Norman Guadagno
Salary Continuation	$68,750	$68,750	$—
Value of Accelerated Options(1)	—	—	—
Value of Accelerated RSUs(1)	—	1,074,397	—
Value of Continued Health Care Coverage Premiums	—	—	—
Total	$68,750	$1,143,147	$—
Paul Mellinger
Salary Continuation	$75,000	$75,000	$—
Value of Accelerated Options(1)	—	—	—
Value of Accelerated RSUs(1)	—	1,074,397	—
Value of Continued Health Care Coverage Premiums	3,847	3,847	—
Total	$78,847	$1,153,244	$—

(1)
The amounts were calculated based on the aggregate amount by which the fair market value of our Common Stock subject to unvested equity awards exceeded the aggregate exercise price of the awards as of December 31, 2016, using $16.40 per share, the closing market price of our Common Stock as of December 30, 2016.

2017 Notice of Meeting and Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, which will be incorporated by reference into our Form 10-K for the fiscal year ended December 31, 2016.

Compensation Committee
Todd Krasnow, Chair
Peter Gyenes
Stephen Munford

2017 Notice of Meeting and Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 15, 2017, information regarding beneficial ownership of our Common Stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•	each executive officer whose name appears in the Summary Compensation Table in this Proxy Statement;

•	each of our directors and director nominees; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of March 15, 2017. Except as indicated in the footnotes below, we believe, based on the information furnished to us and SEC filings, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.
Shares of Common Stock subject to stock options currently exercisable or exercisable within 60 days of March 15, 2017, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

We have based our calculation of the percentage of beneficial ownership on 28,252,812 shares of Common Stock outstanding on March 15, 2017. Unless otherwise noted below, the address for each of the stockholders in the table below is c/o Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts, 02111.

2017 Notice of Meeting and Proxy Statement

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Common Stock	Shares Subject to Options Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Stockholders:
Renaissance Technologies LLC (2) 800 Third Avenue New York, NY 10022	1,996,400	—	1,996,400	7.1%
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	1,416,403	—	1,416,403	5.0%

Named Executive Officers and Directors:
David Friend (4)	1,211,225	—	1,211,225	4.3%
Charles Kane	27,241	55,750	82,991	*
Todd Krasnow (5)	341,012	59,750	400,762	1.4%
Peter Gyenes	30,241	10,041	40,282	*
Stephen Munford	32,241	42,250	74,491	*
Jeffry Flowers (6)	98,689	34,750	133,439	*
Scott Daniels	29,741	1,041	30,782	*
Mohamad Ali	615,338	125,000	740,338	2.6%
Anthony Folger	326,129	34,750	360,879	1.3%
Christopher Doggett	83,301	—	83,301	*
Norman Guadagno	86,046	—	86,046	*
Paul Mellinger	94,774	—	94,774	*
Executive Officers and Directors as a Group (14 persons) (4)(5)(6)	3,116,395	370,520	3,486,915	12.2%

*	Represents beneficial ownership of less than one percent (1%) of our outstanding Common Stock.

(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee, or trustee for the beneficial owner’s account.

(2)
Based solely upon a Schedule 13G filed with the SEC on February 14, 2017, Renaissance Technologies LLC has the sole power to vote 1,943,017 shares of Common Stock, the sole power to dispose of 1,996,200 shares of Common Stock and the shared power to dispose of 200 shares of Common Stock. Renaissance Technologies Holdings Corporation owns a majority of the capital stock of Renaissance Technologies LLC and has the sole power to direct the vote of 1,943,017 shares of Common Stock, the sole power to direct the disposition of 1,996,200 shares of Common Stock and the shared power to direct the disposition of 200 shares of Common Stock.

(3)
Based solely upon a Schedule 13G filed with the SEC on January 30, 2017, BlackRock Inc. has the sole power to vote 1,371,045 shares of Common Stock and the sole power to dispose of 1,416,403 shares of Common Stock.

(4)	Includes 132,391 shares of Common Stock held by the David Friend Revocable Trust, 24,525 shares held by Margaret F. A. Shepherd, and 27,006 shares owned by the Margaret F.A. Shepherd Revocable Trust.

(5)
Includes 14,000 shares of Common Stock held by the Rachel L. Krasnow Trust, 14,000 shares of Common Stock held by the Charles S. Krasnow Trust, 14,000 shares of Common Stock held by the Eric J. Krasnow Trust, 25,000 shares of Common Stock held by the Todd and Deborah Krasnow Charitable Remainder Trust, 30,000 shares of Common Stock held by the Todd and Deborah Krasnow Charitable Trust, and 10,000 shares of Common Stock held by the Hobart Road Charitable Remainder Trust.

(6)	Includes 59,088 shares of Common Stock held by the Jeffry C. Flowers Trust and 17,360 shares held by the Laurie R. Flowers Trust.

2017 Notice of Meeting and Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on the Company’s review of the reports that have been filed by or on behalf of such persons in this regard and written representations from our executive officers and directors that no other reports were required, during and for the fiscal year ended December 31, 2016, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, executive officers, and greater than 10% stockholders were met, except for: (i) the Form 4 filed by Mohamad Ali on June 9, 2016, relating to the withholding of shares to satisfy tax withholding obligations (one transaction reported late); (ii) the Form 4 filed by Mohamad Ali on December 14, 2016, relating to the withholding of shares to satisfy withholding obligations (two transactions reported late); (iii) the Form 4 filed by David Raissipour on August 18, 2016, relating to sales of shares of Common Stock pursuant to a 10b5-1 Trading Plan (one transaction reported late); (iv) the Form 4 filed by Jeffry Flowers on September 12, 2016, relating to the sale of shares of Common Stock (two transactions reported late); (v) the Form 4 filed by Jeffry Flowers on November 18, 2016, relating to the sale of shares of Common Stock (one transaction reported late); (vi) the Form 4 filed by David Friend on November 15, 2016 (one transaction reported late); (vii) the Form 4 filed by David Friend on November 18, 2016, relating to the sale of shares of Common Stock and call options (two transactions reported late); and (viii) the Form 4 filed by Danielle Sheer on October 21, 2016, relating to the exercise and sale of Common Stock pursuant to a 10b5-1 Trading Plan (two transactions reported late).

2017 Notice of Meeting and Proxy Statement

PROPOSAL FOUR

APPROVAL OF 2017 EMPLOYEE STOCK PURCHASE PLAN

Overview

On February 2, 2017, our Board adopted the Carbonite, Inc. 2017 Employee Stock Purchase Plan, or the ESPP, subject to stockholder approval at the Annual Meeting. There are 600,000 shares of common stock initially reserved for issuance under the ESPP. In this Proposal Four, we are requesting approval by our stockholders of the ESPP.

This summary is qualified in its entirety by reference to the complete text of the ESPP. Stockholders are encouraged to read the actual text of the ESPP, which is appended to this proxy statement as filed with the SEC as Appendix B and incorporated herein by reference.

If this Proposal Four is approved by our stockholders, the ESPP will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal Four, the ESPP will not become effective.

Forecasted Utilization Rates and Dilution

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. Our compensation committee carefully monitors our annual burn rate, dilution, and equity expense to maximize stockholders’ value by granting only what it considers to be an appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

We cannot determine at this time the amount of options granted under the ESPP or purchases, or the potential value of such options or purchases to participants, as the election to participate and the amount of any purchases under the ESPP will be determined by the individual employees in their sole discretion; however, all participants are subject to the purchase limitations set forth in the ESPP. Under the terms of the proposed ESPP and the anticipated terms of the offerings, the number of shares of our common stock which a participant could purchase during any six month purchase period is limited to 2,000 shares. In addition, the fair market value of shares purchased by an individual participant in the ESPP may not exceed $25,000 in any calendar year.

Purpose; General

The purpose of the ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success.

The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code.

Administration
Our Board has the power to administer the ESPP and construe and interpret both the ESPP and the rights granted under it. Pursuant to its authority under the Plan, the Board has delegated its powers under the ESPP to the Compensation Committee. As used herein with respect to the ESPP, the “Board” refers both to our Board, the Compensation Committee, and any other committee to which the Board may delegate authority in the future.

Our Board has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our subsidiaries will be eligible to participate in the ESPP.

Stock Subject to ESPP

Subject to approval of this Proposal Four, an aggregate of 600,000 shares of our common stock has been initially reserved for issuance under the ESPP. If purchase rights granted under the ESPP terminate without being exercised, the shares of common stock not purchased under such rights again become available for purchase under the ESPP. The shares of common stock purchasable under the ESPP will be shares of authorized but unissued or reacquired common stock, including shares that may be repurchased by us on the open market. The closing price of our common stock as reported on NASDAQ Global Market on March 15, 2017 was $19.65 per share.

2017 Notice of Meeting and Proxy Statement

Offerings

The ESPP is implemented by offerings of rights to all eligible employees from time to time. Our Board determines the terms and conditions of offerings. The maximum length for an offering under the ESPP is twenty-seven (27) months. The provisions of separate offerings need not be identical. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of common stock on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant during the purchase period are automatically applied to the purchase of common stock, subject to certain limitations (which are described further below under “Eligibility”).

Our Board currently anticipates that each offering under the ESPP will be approximately six months long, consisting of one “purchase period” of approximately six months. The first day of an offering is referred to as an “offering date,” and the last day of an offering or purchase period is referred to as a “purchase date.” Subsequent offerings will commence every six months following the commencement of the initial offering, unless longer or shorter offerings and/or purchase periods are established and approved by our Board. If any offering date is not a trading day (i.e., a day on which NASDAQ Global Market, or any other exchange or market on which shares of our common stock are listed, is not open for trading), then the offering date will fall on the next subsequent trading day, and if the last day of an offering or purchase period falls on a day that is not a trading day, then the purchase date for that offering or purchase period will instead fall on the immediately preceding trading day.

Eligibility

Employees of the Company and any parent or subsidiary incorporated in the United States (or incorporated outside the United States but designated as a participating entity) are generally eligible to participate in the ESPP (in the case of a parent or subsidiary, if so designated). It is anticipated that employees of our U.S. subsidiaries will be designated to participate in the ESPP. If the ESPP is approved by our stockholders, approximately 932 of our employees will initially be eligible to participate in the ESPP.

Our Board has the power to exclude certain part-time employees and certain highly compensated employees under applicable tax laws. No employee is eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock or of any parent or subsidiary of ours. It is currently anticipated that employees who are "highly compensated employees" (within the meaning of Section 414(q) of the Internal Revenue Code) and who are officers of the Company or a related corporation subject to Section 16 of the Securities Exchange Act of 1934 will be excluded from participation in the ESPP. In addition, no employee may purchase more than $25,000 worth of common stock (determined based on the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans in any calendar year.

Participation in the ESPP

Eligible employees will generally enroll in the ESPP by delivering to us, prior to the date selected by our Board as the offering date for the applicable offering, an agreement authorizing payroll deductions. It is anticipated that such payroll deductions are limited to 15% of an employee’s base salary or base wages earned during the offering together with amounts elected to be deferred by the participant under a 401(k) plan or other deferred compensation plan.

Purchase Price

The purchase price per share at which shares of common stock are sold in an offering under the ESPP may not be less than the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period and (ii) 85% of the fair market value of a share of common stock on the purchase date (i.e., the last day of the applicable purchase period). If the scheduled purchase date is not a trading day, the purchase will occur on the immediately preceding trading day.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is funded by accumulated payroll deductions during the offering. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with our general funds.

Purchase of Shares

In connection with offerings made under the ESPP, our Board may specify a maximum number of shares of common stock that an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. Our Board currently anticipates that the terms of offerings will provide maximum number of shares that may be purchased during any six month purchase period by any single eligible employee will be 2,000 shares.

2017 Notice of Meeting and Proxy Statement

If the aggregate number of shares to be purchased upon exercise of all outstanding purchase rights would exceed the number of shares of common stock remaining available under the ESPP, or the maximum number of shares that may be purchased on a single purchase date across all offerings, our Board would make a pro rata allocation (based on each participant’s accumulated payroll deductions) of available shares. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price.

Withdrawal

Although each participant in the ESPP is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the ESPP. Such withdrawal may be elected at any time prior to the end of the applicable offering, except as otherwise provided in the offering document.

Upon any withdrawal from an offering by an employee, we will distribute to the employee his or her accumulated payroll deductions without interest and such employee’s rights in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not prevent such employee from participating in subsequent offerings under the ESPP.

Reset Feature

Our Board has the authority to provide that if the fair market value of a share of our common stock on the first day of any purchase period within a particular offering period is less than or equal to the fair market value on the start date of that offering period, then the participants in that offering period will automatically be transferred and enrolled in a new offering period which will begin on the first day of that purchase period and the participants’ purchase rights in the original offering period will terminate.

Termination of Employment

A participant’s rights under any offering under the ESPP terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest (unless otherwise required by applicable law).

Capitalization Adjustment Provisions

Upon certain transactions, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the ESPP share reserve, the outstanding purchase rights thereunder, and any purchase limits will be appropriately adjusted as to the type, class, maximum number of shares and purchase price subject thereto.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the ESPP and described below), then any surviving or acquiring corporation may assume or continue outstanding purchase rights under the ESPP or may substitute similar rights for outstanding purchase rights. If any surviving or acquiring corporation does not assume or continue such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of common stock within ten business days prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

A “corporate transaction” generally means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

•	the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company;

•	the consummation of a sale or other disposition of more than 50% of our outstanding securities; or

•	the consummation of certain specified types of mergers, consolidations or similar transactions.

Duration, Amendment and Termination

2017 Notice of Meeting and Proxy Statement

Our Board may amend, suspend or terminate the ESPP at any time. However, except in regard to capitalization adjustments (as described above), any amendment to the ESPP must be approved by our stockholders if required by applicable law or listing requirements. Our Board may amend outstanding purchase rights without a participant's consent if such amendment is deemed necessary for compliance with the requirements of Section 423 of the Code.

Rights granted before amendment or termination of the ESPP will not be impaired by any amendment or termination of the ESPP without the consent of the participant to whom such rights were granted, except as necessary to comply with applicable laws, or as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

U.S. Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an option or the disposition of common stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Purchase rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of:

(1)	the excess of the fair market value of the stock at the time of such disposition over the purchase price, or
(2)
the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income.

Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.

New Plan Benefits

Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. It is, therefore, not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the ESPP.

Board of Directors Recommendation

Our Board believes that approval of Proposal Four is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2017 EMPLOYEE STOCK PURCHASE PLAN.

2017 Notice of Meeting and Proxy Statement

ANNUAL REPORTS

The Company’s 2016 Annual Report on Form 10-K for the year ended December 31, 2016 (our “2016 Annual Report”), contains consolidated financial statements for the 2016 fiscal year and is being mailed along with this Proxy Statement to those stockholders that choose to receive a copy of the proxy materials in the mail. Stockholders that receive the Notice can access this Proxy Statement and our 2016 Annual Report to stockholders at www.proxyvote.com, which does have “cookies” that identify visitors to the site. Requests for copies of our 2016 Annual Report and Form 10-K may also be directed to Investor Relations, Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts 02111.

We have filed our Form 10-K for the year ended December 31, 2016 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a Carbonite stockholder, we will mail without charge a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Investor Relations, Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts 02111.

By Order of the Board of Directors,

Danielle Sheer
General Counsel, Vice President, and Secretary
March 27, 2017

2017 Notice of Meeting and Proxy Statement

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports, and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Carbonite stockholders may be “householding” our proxy materials. A single Proxy Statement or Notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement, 2016 Annual Report (as defined below), and/or Notice you may (1) notify your broker, (2) direct your written request to: Investor Relations, Carbonite, Inc., Two Avenue de Lafayette, Boston, Massachusetts 02111 or (3) contact our Investor Relations department by e-mail at Investor.Relations@carbonite.com. Stockholders who currently receive multiple copies of the Proxy Statement and/or Notice at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our 2016 Annual Report, Proxy Statement, and/or Notice to a stockholder at a shared address to which a single copy of the document(s) was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

2017 Notice of Meeting and Proxy Statement

Appendix A: Reconciliation of GAAP to Non-GAAP Measures

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(amounts in thousands)
(unaudited)

Calculation of Bookings

	Twelve Months Ended December 31,
	2016	2015
Revenue	$206,986	$136,616
Add:
Deferred revenue ending balance	107,591	98,703
Impact of foreign exchange	240	211
Less:
Impact of foreign exchange	—	—
Beginning deferred revenue from acquisitions	6,830	—
Deferred revenue beginning balance	98,703	91,424
Change in deferred revenue balance	2,298	7,490
Bookings (1)	$209,284	$144,106

(1)
Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, net of foreign exchange during the same period.

Calculation of Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share

	Twelve Months Ended December 31,
	2016	2015
Net loss (1)	$(4,099)	$(21,615)
Add:
Fair value adjustment of acquired deferred revenue	2,314	—
Amortization of intangibles	3,870	2,005
Stock-based compensation expense	8,900	10,216
Litigation-related expense	1	6,409
Restructuring-related expense	852	334
Acquisition-related expense	5,464	5,625
Hostile takeover-related expense	—	1,657
CEO transition expense	—	54
Less:
Income tax effect of non-GAAP adjustments	$876	$1,456
Non-GAAP net income (loss)	$16,426	$3,229
Weighted-average shares outstanding:
Basic	27,028,636	27,187,910
Diluted	27,491,064	27,282,043
Non-GAAP net income (loss) per share:
Basic	$0.61	$0.12
Diluted	$0.60	$0.12

2017 Notice of Meeting and Proxy Statement

(1)
Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, and CEO transition expense.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Board. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in its financial statements and publicly filed reports, and not to rely on any single financial measure to evaluate the Company’s business.

2017 Notice of Meeting and Proxy Statement

Appendix B: Carbonite, Inc.

2017 Employee Stock Purchase Plan

Adopted by the Board of Directors: February 2, 2017
Approved by the Stockholders: _______________

1.General; Purpose.

(a)The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b)The Company, by means of the Plan, seeks to retain the services of Eligible Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.Administration.

(a)The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii)To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.

(iii)To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v)To suspend or terminate the Plan at any time as provided in Section 12.

(vi)To amend the Plan at any time as provided in Section 12.

(vii)Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii)To adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States.

(c)The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

2017 Notice of Meeting and Proxy Statement

(d)All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.Shares of Common Stock Subject to the Plan.

(a)Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 600,000 shares of Common Stock.

(b)If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.Grant of Purchase Rights; Offering.

(a)The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c)The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.Eligibility.

(a)Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may (unless prohibited by law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code. The Board may also exclude from participation in the Plan or any Offering Employees who are "highly compensated employees" (within the meaning of Section 414(q) of the Code) of the Company or a Related Corporation or a subset of such highly compensated employees.

(b)The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

2017 Notice of Meeting and Proxy Statement

(ii)the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii)the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c)No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d)As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds US $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may (unless prohibited by law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.Purchase Rights; Purchase Price.

(a)On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b)The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c)In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i)an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.Participation; Withdrawal; Termination.

(a)An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law or regulations requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or,

2017 Notice of Meeting and Proxy Statement

in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under applicable law or regulations or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash, check or wire transfer prior to a Purchase Date.

(b)During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c)Unless otherwise required by applicable law or regulations, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

(d)During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(e)Unless otherwise specified in the Offering or required by applicable law or regulations, the Company will have no obligation to pay interest on Contributions.

8.Exercise of Purchase Rights.

(a)On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b)Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by applicable law or regulations).

(c)No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws and regulations, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9.Covenants of the Company.

The Company will seek to obtain from each U.S. federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

2017 Notice of Meeting and Proxy Statement

10.	Designation of Beneficiary.

(a)The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest, to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.Adjustments upon Changes in Common Stock; Corporate Transactions.

(a)In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b)In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.Amendment, Termination or Suspension of the Plan.

(a)The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law, regulations or listing requirements.

(b)The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.

13.Effective Date of Plan.

The Plan will become effective on May 8, 2017 if approved by the stockholders of the Company. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

14.	Miscellaneous Provisions.

(a)Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

2017 Notice of Meeting and Proxy Statement

(b)A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d)The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

(e)If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f)If any provision of the Plan does not comply with applicable law or regulations, such provision shall be construed in such a manner as to comply with applicable law or regulations.

15.Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“Board” means the Board of Directors of the Company.

(b)“Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(c)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(e)“Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(f)“Common Stock” means the common stock of the Company, having one vote per share.

(g)“Company” means Carbonite, Inc., a Delaware corporation.

(h)“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(i)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company;

(ii)a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

2017 Notice of Meeting and Proxy Statement

(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(j)“Director” means a member of the Board.

(k)“Effective Date” means the effective date of the Plan, as set forth in Section 13.

(l)“Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(m)“Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(n)“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(p)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with applicable laws and regulations and in a manner that complies with Sections 409A of the Code.

(q)“Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(r)“Offering Date” means a date selected by the Board for an Offering to commence.

(s)“Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(t)“Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(u)“Plan” means this Carbonite, Inc. 2017 Employee Stock Purchase Plan.

(v)“Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(w)“Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(x)“Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(y)“Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(z)“Securities Act” means the Securities Act of 1933, as amended.

2017 Notice of Meeting and Proxy Statement

(aa)“Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

VOTE BY INTERNET - www.proxyvote.com
CARBONITE, INC. TWO AVENUE DE LAFAYETTE BOSTON, MA 02111

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M73179-P50198                     KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CARBONITE, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL on the following:
1.	Election of Directors
Nominees:
	01)	David Friend
	02)	Todd Krasnow				.
The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as Carbonite, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

3.	To approve, on an advisory basis, the compensation of Carbonite, Inc.’s named executive officers.

4.	To approve Carbonite's 2017 Employee Stock Purchase Plan.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.

M73180-P50198

  CARBONITE, INC.
Annual Meeting of Stockholders
May 8, 2017 9:00 AM ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mohamad Ali and Danielle Sheer, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CARBONITE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM ET on May 8, 2017 at the Hyatt Regency, Plymouth Room, One Avenue de Lafayette, Boston, MA 02111, and any adjournment or postponement thereof.

By executing this proxy, the undersigned hereby grants the named proxy holders discretionary authority to act upon all other matters incident to the conduct of the meeting or as may properly come before the meeting, or any adjournment thereof.
                                                                                                                                                                                                                                                                        The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations FOR all of the director nominees listed under Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.